UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___)

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Check the appropriate box:

◻ Preliminary Proxy Statement
◻ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧ Definitive Proxy Statement
◻ Definitive Additional Materials
◻ Soliciting Material under §240.14a-12

PC CONNECTION, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

⌧ No fee required
◻ Fee paid previously with preliminary materials
◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PC CONNECTION, INC.

730 Milford Road

Merrimack, New Hampshire 03054

(603) 683-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 14, 2025 10:00 a.m. EDT

The 2025 Annual Meeting of Stockholders of PC Connection, Inc., a Delaware corporation, which we refer to as the Company, will be held at our corporate headquarters, 730 Milford Road, Merrimack, NH 03054 on Wednesday, May 14, 2025 at 10:00 a.m. (EDT) to consider and act upon the following matters:

1. To elect six directors to serve until the 2026 Annual Meeting of Stockholders;

2. To approve, on an advisory basis, the compensation of our named executive officers;

3. To hold an advisory vote on the frequency of future executive compensation advisory votes;

4. To approve an amendment to the Company’s 2020 Stock Incentive Plan increasing the number of shares of common stock authorized for issuance under such plan from 1,252,500 to 1,652,500;

5. To approve an amendment to the Company’s Amended and Restated 1997 Employee Stock Purchase Plan increasing the number of shares of common stock authorized for issuance under such plan from 1,302,500 to 1,352,500;

6. To ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025; and

7. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 17, 2025 are entitled to notice of and to vote at the meeting or any adjournments thereof. All stockholders are cordially invited to attend the meeting. As a way to conserve natural resources and reduce annual meeting costs, we are electronically distributing proxy materials as permitted under rules of the Securities and Exchange Commission. Many of you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials via the Internet. You can also request mailed paper copies if you prefer.

Audio webcast capabilities will be available at https://edge.media-server.com/mmc/p/g7u268vv. Teleconference capabilities will also be available at https://register-conf.media-server.com/register/BI446d709603f54a43a99ea08a92fef156.

Although audio webcast and teleconference capabilities will be available in order to enable stockholders who wish to listen to the Annual Meeting to do so without attending the Annual Meeting, stockholders will not be able to vote or revoke a proxy via the audio webcast or teleconference. Therefore, to ensure that your vote is counted at the Annual

Meeting, the Company encourages its stockholders to complete and return the proxy card included with the Notice Regarding the Availability of Proxy Materials, or through your broker, bank or other nominee’s voting instruction form.

By Order of the Board of Directors,

Patricia Gallup
Chair of the Board

Merrimack, New Hampshire
March 28, 2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2025: The Notice of the 2025 Annual Meeting, Proxy Statement and the Annual Report for the year ended December 31, 2024, and the form of proxy card are available as of today’s date March 28, 2025 at http://ir.connection.com/financials/annual-reports-and-proxy.

IT IS IMPORTANT YOU VOTE YOUR SHARES SO THEY ARE COUNTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES: OVER THE INTERNET AT THE WEB ADDRESS INCLUDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND INCLUDED IN THE PROXY CARD OR VOTING INSTRUCTION FORM (IF YOU RECEIVED A PROXY CARD OR VOTING INSTRUCTION FORM); BY TELEPHONE THROUGH THE NUMBER INCLUDED IN THE PROXY CARD OR VOTING INSTRUCTION FORM (IF YOU RECEIVED A PROXY CARD OR VOTING INSTRUCTION FORM); OR BY SIGNING AND DATING YOUR PROXY CARD (IF YOU RECEIVED A PROXY CARD) AND MAILING IT IN THE PREPAID AND ADDRESSED ENVELOPE.

PC CONNECTION, INC.

730 Milford Road

Merrimack, New Hampshire 03054

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 14, 2025 10:00 a.m. EDT

This Proxy Statement is furnished in connection with the solicitation of proxies by PC Connection, Inc., a Delaware corporation, which we refer to as the Company, we, us, or our, by our Board of Directors, or the Board, for our 2025 Annual Meeting of Stockholders, or the “Annual Meeting”, to be held on Wednesday, May 14, 2025 at 10:00 a.m. (EDT) at our corporate headquarters, 730 Milford Road, Merrimack, NH 03054 or any adjournment or adjournments of the Annual Meeting. You may obtain directions to the location of the Annual Meeting by contacting Investor Relations at 603-683-2505.

All proxies will be voted in accordance with the stockholders’ instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise at the Annual Meeting by delivery of a written revocation to our secretary, or a subsequently dated proxy may be provided electronically or telephonically through the procedures set forth in the enclosed proxy card (if you received a proxy card) or voting instruction form (if you received the proxy materials by mail from a broker or bank), or by voting in person during the Annual Meeting.

Voting Securities and Votes Required

On March 17, 2025, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 25,874,511 shares of our common stock, $0.01 par value per share, or the Common Stock. Stockholders are entitled to one vote per share of Common Stock. Our stock record books will be available for inspection by stockholders of record at our offices at the above address and at the time and place of the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting shall be necessary to constitute a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Abstentions will be considered as present for purposes of determining whether a quorum is present. Proxies reflecting broker non-votes (where a broker or nominee does not have discretionary authority to vote on a proposal) will be considered as present for purposes of determining whether a quorum is present provided that the shares cast a vote on at least one matter presented for a vote.

If a quorum is present at the Annual Meeting, the vote required to adopt each of the scheduled proposals will be as follows:

Election of Directors. Any election of directors by stockholders shall be determined by a plurality of the votes cast on the election (candidates who receive the highest number of “for” votes are elected). Stockholders may vote “for” or “withhold” authority to vote with respect to one or more director nominees; however, where candidates are unopposed, “withhold” votes will have no effect on the election of such nominees. In addition, shares held of record by stockholders that fail to provide voting instructions and broker non-votes, as described below, will have no effect on the election of such nominees.

Other Matters. The affirmative vote of the holders of a majority of the votes cast will be required for: approval of the advisory vote on the compensation of our named executive officers (Proposal 2); approval of one of the three frequency options under the advisory vote on the frequency of future executive compensation advisory votes (Proposal 3); approval of the amendment to our 2020 Stock Incentive Plan, as amended, or the 2020 Stock Incentive Plan (Proposal 4); approval of the amendment to our Amended and Restated 1997 Employee Stock Purchase Plan, as amended, or the Amended and Restated 1997 Employee Stock Purchase Plan (Proposal 5); and the ratification of the selection of our independent registered public accounting firm (Proposal 6). For Proposal 2, Proposal 4, Proposal 5 and Proposal 6, this means that the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal, and for Proposal 3, this means that the number of shares voted “for” a particular frequency must exceed the number of shares voted “for” the other two frequencies, although if no frequency receives the foregoing vote, then we will consider the frequency that receives the highest number of votes cast to be the frequency recommended by shareholders. Stockholders may vote “for,” “against,” or “abstain” from voting on Proposal 2, Proposal 4, Proposal 5, and Proposal 6. Stockholders may vote for “1 year”, “2 years”, “3 years”, or “abstain” from voting on Proposal 3. Abstentions are not considered votes cast for the foregoing purpose and will have no effect on the vote for Proposal 2, Proposal 3, Proposal 4, Proposal 5, or Proposal 6 or the shares voting on such matter. If you are a stockholder of record and do not cast your vote, no votes will be cast on your behalf on any of the matters of business at the Annual Meeting. The failure to vote by a stockholder of record will have no effect on the vote for Proposal 2, Proposal 3, Proposal 4, Proposal 5, or Proposal 6 or the shares voting on such matter.

Broker Non-Votes. Persons who hold shares on the record date through a broker, bank, or other intermediary (referred to hereafter as “brokers” for ease of reference) are considered beneficial owners and the shares are referred to as held in “street name”. Brokers holding shares in “street name” must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, brokers holding shares in “street name” for their beneficial owners are prohibited from voting on behalf of the clients on certain matters unless the brokers have received specific voting instructions from those clients. Accordingly, we expect that a broker will be unable to vote shares held on behalf of a beneficial owner on Proposals 1, 2, 3, 4, and 5 regarding the election of directors, the advisory vote on the compensation of our named executive officers, the advisory vote on the frequency of future executive compensation advisory votes, the amendment to our 2020 Stock Incentive Plan, and the amendment to our Amended and Restated 1997 Employee Stock Purchase Plan, respectively, unless such broker has received specific voting instructions from the beneficial owner. However, we expect that a broker will have discretion to vote shares held on behalf of a beneficial owner on Proposal 6, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025, even if such broker has not received specific voting instructions from the beneficial owner. Shares held in “street name” by brokers who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor or against such matter and will also not be counted as votes cast on such matter.

Votes cast by proxy by mail will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Officers and Directors

Unless otherwise provided below, the following table sets forth, as of March 17, 2025, the beneficial ownership of our Common Stock by: (i) each of our current and nominated directors; (ii) each of our named executive officers in the Summary Compensation Table under the heading “Executive Compensation” below; and (iii) all our current directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Except as otherwise set forth below, the street address of each beneficial owner is c/o PC Connection, Inc., 730 Milford Road, Merrimack, New Hampshire 03054.

	Shares of		Percentage of
	Common Stock		Common
	Beneficially		Stock
Name	Owned(1)		Outstanding(2)
Patricia Gallup	13,782,533	(3)	53.3%
Timothy McGrath	303,392	(4)	1.2%
Jack Ferguson	67,055		*
David Beffa-Negrini	62,375		*
Thomas Baker	42,853		*
Barbara Duckett	15,252		*
Gary Kinyon	4,375		*
Jay Bothwick	3,125		*
All current directors and executive officers as a group (8 individuals)	14,280,960		55.2%
*	Less than 1% of the total number of our outstanding shares of Common Stock on March 17, 2025.

(1)	The number of shares beneficially owned by each director or executive officer is determined under rules promulgated by the Securities and Exchange Commission, or the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power, and also any shares which the individual has the right to acquire as of March 17, 2025 or will have the right to acquire within 60 days thereof through the exercise of any stock option, vesting of restricted stock units, which we refer to as RSUs, or other right to acquire Common Stock.

(2)	The number of shares of Common Stock deemed outstanding for purposes of determining such percentages includes 25,874,511 shares outstanding as of March 17, 2025, and any shares subject to issuance upon exercise of options, vesting of restricted stock units, or other rights held by the person in question that were exercisable on or vest within 60 days after March 17, 2025.

(3)	Includes (i) 2,000,000 shares of Common Stock held by a grantor retained annuity trust of which Patricia Gallup is the sole trustee, or the Abbott Brook Trust, (ii) 6,879,962 shares of Common Stock held by an irrevocable trust of which Ms. Gallup is the sole trustee, or the David Hall Trust 2003, (iii) 162,093 shares of Common Stock held by The Estate of David McLellan Hall, for which Ms. Gallup serves as executor, (iv) 275,000 shares of Common Stock held by an irrevocable trust formed under the laws of the state of New Hampshire of which Ms. Gallup is the sole trustee and as to which Ms. Gallup disclaims beneficial ownership, or the North Branch Trust and (v) 15,133 shares of Common Stock held by Ms. Gallup’s spouse, as to which Ms. Gallup disclaims beneficial ownership. Ms. Gallup has the sole power to vote or direct the vote of 4,450,345 shares of Common Stock, shared power to vote or direct the vote of 9,332,188 shares of Common Stock; sole power to dispose or direct the disposition of 4,450,345 shares of Common Stock and shared power to dispose or direct the disposition of 9,332,188 shares of Common Stock.

(4)	Includes 10,000 RSUs scheduled to vest on April 1, 2025. Each RSU represents the right to receive one share of Common Stock upon vesting.

Stock Ownership of Certain Beneficial Owners

To our knowledge, as of March 17, 2025, the following entities beneficially owned more than 5% of our Common Stock.

		Shares Of		Percentage of
	Title	Common Stock		Common Stock
Name and Address	of Class	Beneficially Owned		Outstanding(1)
David Hall Trust 2003
PO Box 256	Common Stock	6,879,962	(2)	26.6%
Keene, NH 03431

BlackRock, Inc.
50 Hudson Yards	Common Stock	2,477,290	(3)	9.6%
New York, NY 10001

Abbott Brook Trust
PO Box 256	Common Stock	2,000,000	(4)	7.7%
Keene, NH 03431

Dimensional Fund Advisors, Inc.
6300 Bee Cave Road, Building One	Common Stock	1,905,196	(5)	7.4%
Austin, Texas, 78746
(1)	The number of shares of Common Stock deemed outstanding for purposes of determining such percentages is 25,874,511 as of March 17, 2025.

(2)	As the sole trustee of the David Hall Trust 2003, Patricia Gallup may be deemed to beneficially own the shares held by the David Hall Trust 2003. The David Hall Trust 2003 has the sole power to vote or direct the vote of 0 shares of Common Stock, the shared power to vote or direct the vote of 6,879,962 shares of Common Stock, the sole power to dispose or direct the disposition of 0 shares of Common Stock, and the shared power to dispose or direct the disposition of 6,879,962 shares of Common Stock.

(3)	The information presented herein is as reported in, and based solely upon, a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc., which we refer to as BlackRock. BlackRock possesses the sole power to vote or direct the vote of 2,364,914 shares of Common Stock, the shared power to vote or direct the vote of 0 shares of Common Stock, the sole power to dispose or direct the disposition of 2,477,290 shares of Common Stock and shared power to dispose or direct the disposition of 0 shares of Common Stock.

(4)	As the sole trustee of the Abbott Brook Trust, Patricia Gallup may be deemed to beneficially own the shares held by the Abbott Brook Trust. The Abbott Brook Trust has the sole power to vote or direct the vote of 0 shares of Common Stock, the shared power to vote or direct the vote of 2,000,000 shares of Common Stock, the sole power to dispose or direct the disposition of 0 shares of Common Stock and the shared power to dispose or direct the disposition of 2,000,000 shares of Common Stock.

(5)	The information presented herein is as reported in, and based solely upon, a Schedule 13G/A filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP, which we refer to as Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). All shares of Common Stock listed as owned by Dimensional are owned by the Funds. In its role as investment advisor or manager, Dimensional possesses the sole power to vote or direct the vote of 1,876,275 shares of Common Stock, the shared power to vote or direct the vote of 0 shares of Common Stock, the sole power to dispose or direct the disposition of 1,905,196 shares of Common Stock and the shared power to dispose or direct the disposition of 0 shares of Common Stock.

PROPOSAL ONE

ELECTION OF DIRECTORS

Directors are to be elected at the Annual Meeting. The size of our Board of Directors is currently fixed at six members. Our Bylaws provide that our directors will be elected at each annual meeting of our stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

The person named in the enclosed proxy (Patricia Gallup) will vote to elect the six nominees named below as our directors unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each nominee is presently serving as a director, and each nominee has consented to being named in this Proxy Statement and to serve, if elected. If for any reason any nominee should be unable to serve, the person acting under the proxy may vote the proxy for the election of any substitute nominee designated by our Board of Directors. It is not presently expected that any of the nominees will be unavailable to serve.

Our Board of Directors recommends a vote “FOR” the election of the nominees described below.

Set forth below is certain biographical information about each nominee to our Board of Directors, including the positions and offices they hold, their principal occupations and their business experience. Information with respect to the number of shares of Common Stock directly and indirectly beneficially owned by each nominee as of March 17, 2025, appears under “Security Ownership of Certain Beneficial Owners and Management”.

Nominees for Election to our Board of Directors

Patricia Gallup, age 71, has been the Chair of our Board of Directors since September 1994 and Chief Administrative Officer since August 2011. She served as Chief Executive Officer from September 2002 until August 2012 and from 1990 to 2001. Ms. Gallup is a co-founder of our Company, has been on our Board of Directors since its inception and has served as an executive officer since 1982.

David Beffa-Negrini, age 71, has served on our Board of Directors since September 1994, and serves as a member of the Audit Committee. He had held a variety of senior management roles with the Company and was the Co-President of our former subsidiary, Merrimack Services, from September 2005 to February 2007. He served as our Vice President of Corporate Communications from June 2000 to February 2007. Mr. Beffa-Negrini retired from the Company in 2008.

Jay Bothwick, age 68, has served on our Board of Directors since March 2022 and as Vice Chair and Secretary since August 2022. Mr. Bothwick also serves as the Chair of the Corporate Development Committee, or the CDC. Mr. Bothwick has been a Managing Director of CrossHarbor Capital Partners LLC, an investment and asset management firm focused on commercial real estate, since August 2021. Prior to joining CrossHarbor Capital Partners LLC, Mr. Bothwick spent almost 40 years practicing in the corporate group at WilmerHale, a national law firm.

Barbara Duckett, age 80, has served on our Board of Directors since June 2009, and serves as the Chair of the Compensation Committee and as a member of the Audit and Corporate Development Committees. From 2000 to 2013, Ms. Duckett was the President, Chief Executive Officer, and a member of the board of directors of Home Healthcare, Hospice and Community Services. Since 2021, Ms. Duckett has served as a member of the board of directors and as Chair of the Professional Affairs Committee of Cheshire Medical Center. Prior to joining the board of directors at Cheshire Medical Center, Ms. Duckett served as a member of the board of directors of Monadnock Community Hospital, as well as other non-profit and privately held healthcare organizations, at the local, state, and national level.

Jack Ferguson, age 86, has been on our Board of Directors since May 2016, and serves as the Chair of the Audit Committee and as a member of the Compensation and Corporate Development Committees. Mr. Ferguson served as our Executive Vice President from May 2007 to March 2012, Chief Financial Officer from December 2005 to March 2012, and Treasurer from November 1997 to March 2012. From December 1992 to May 2007, he served in various executive financial roles at the Company. Prior to joining the Company, Mr. Ferguson was with Deloitte & Touche, an international accounting firm, where he served as a partner for over 15 years on both domestic and international client assignments. He retired from the Company in March 2012.

Gary Kinyon, age 70, has been on our Board of Directors since May 2021. Mr. Kinyon has been a partner at Bradley & Faulkner, P.C. since 1983. He has served as a Corporator and Director of the Savings Bank of Walpole since 2010, and as a Corporator and Trustee of New Hampshire Mutual Bancorp since 2018.

We believe that each of our nominees is qualified to serve as a director of the Company as a result of his or her level of business experience described in the individual biographies above. The nominees have served in a broad range of senior management roles, and have served on boards of directors or in leadership roles for a variety of nonprofit and community organizations. The Board has concluded that the depth of experience and the combination of the different backgrounds of each of our nominees facilitate the Company’s goal of having a diversity of viewpoints and backgrounds on the Board, and gives the Company a broad range of experience on which to draw. Accordingly, the Board has concluded that each of these individuals should serve as a director of the Company, in light of its business and structure, at the time of filing this proxy. In particular:

●	Ms. Gallup is a co-founder of the Company and has served as an executive, director, or corporate officer of the Company for over 40 years and, as a result, has in-depth knowledge of the information technology (IT) industry and our business. She also has experience serving as a board member of both public and private companies in the banking and manufacturing industries, respectively.

●	Mr. Beffa-Negrini served the Company in a variety of leadership roles and senior management positions, and has more than 35 years of experience in the IT industry. Following his retirement from the Company in 2008, Mr. Beffa-Negrini pursued other business and investment opportunities outside and within the IT industry. His experience and qualifications provide the Board with insights into the organizational development of the Company, along with a broad knowledge base of the industry.

●	Mr. Bothwick has over 30 years of experience advising senior management and boards of directors of public and private entities on a wide range of legal matters including governance, structuring, mergers and acquisitions, and SEC disclosure compliance. Mr. Bothwick served as outside legal counsel for the Company for over 20 years. Accordingly, Mr. Bothwick brings to the Board strong knowledge of our business, corporate development, as well as disclosure and reporting obligations applicable to the Company as a publicly traded entity.

●	Ms. Duckett has significant executive management and board-level experience with numerous organizations in the healthcare industry. Accordingly, Ms. Duckett brings to the Board strong business knowledge as well as insight into the growing healthcare industry, which is a sector the Company serves.

●	Mr. Ferguson served the Company in a variety of executive financial positions for almost 20 years and, as a result, has in-depth knowledge of the Company’s business as well as the IT industry. Accordingly, Mr. Ferguson’s experience and strong financial background provides the Board with insights into the Company’s business development and financials.

●	Mr. Kinyon has been a partner in a general practice law firm specializing in business formation, reorganization, banking, business transactions, commercial/residential financing, contracts and real estate since 1983 thereby possessing the knowledge to assist with the business of the Company and its customers, employees and other stakeholders.

No family relationship exists between any of our executive officers, directors, or director nominees.

INFORMATION CONCERNING DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

Board Meetings and Attendance

Our Board of Directors met six times during the year ended December 31, 2024, either in person or by teleconference. During 2024, each director attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he or she served. Our Board of Directors does not currently have a policy with regard to the attendance of Board members at our annual meeting of stockholders, though all of our current directors attended our 2024 Annual Meeting.

Board Committees

Our Board of Directors has established three standing committees–Audit, Compensation, and Corporate Development. The Audit and Compensation Committees each operate under written charters that have been approved by our Board of Directors. Each charter can be viewed on our website at http://ir.connection.com. We include our website address in this Proxy Statement only as an inactive textual reference and do not intend it to be an active link to our website. The information on our website and the information contained or linked therein or otherwise connected thereto is not a part of or incorporated by reference into this Proxy Statement, regardless of any reference to such website in this Proxy Statement.

Our Board of Directors has determined that all of the members of our three standing committees are independent as defined under the rules of the Nasdaq Stock Market including, in the case of all members of the Audit Committee, the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements set forth in Rule 10C-1 under the Exchange Act. Our Board of Directors has also determined that each member of the Compensation Committee qualifies as a non-employee director under Exchange Act Rule 16b-3.

Audit Committee

The Audit Committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	overseeing the work of our independent registered public accounting firm, including resolution of disagreements between Company management and the independent auditor regarding financial reporting and through the receipt and consideration of certain reports and other communications required to be made by the independent registered public accounting firm;

●	preapproving all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest, and non-audit) to be provided to us by the independent auditor;

●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

●	discussing our risk assessment and risk management policies;

●	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

●	meeting independently with our internal auditing staff, independent registered public accounting firm, and management;

●	reviewing policies and procedures for reviewing and approving or ratifying related person transactions;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the audit committee report required by SEC rules.

The Chair of our Audit Committee is Mr. Ferguson and the members are Ms. Duckett and Mr. Beffa-Negrini. Our Board of Directors has determined that Ms. Duckett and Mr. Ferguson each qualify as an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met four times in 2024.

Compensation Committee

The Compensation Committee’s responsibilities include:

●	annually reviewing and approving corporate goals and objectives relevant to our CEO and our other executive officers compensation;

●	reviewing and approving, or recommending for approval by the Board of Directors, our CEO’s compensation and the compensation of our other executive officers;

●	overseeing evaluations of our senior executives;

●	overseeing and administering our cash and equity incentive plans;

●	overseeing and administering our clawback policy;

●	reviewing and making recommendations to our Board of Directors with respect to incentive compensation and equity-based plans;

●	reviewing and making recommendations to our Board of Directors with respect to director compensation;

●	reviewing and making recommendations to our Board relating to management succession planning, including policies and principles for CEO selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the CEO;

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis;”

●	overseeing any compensation consultants, legal counsel or other advisors that it, in its sole discretion, retains or obtains advice from; and

●	preparing the Compensation Committee report required by SEC rules.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes.” The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances. See “Executive and Director Compensation Processes” for a discussion of certain authority the Compensation Committee has delegated to a committee of the Board of Directors comprised of Ms. Gallup, to issue certain awards under the 2020 Stock Incentive Plan.

The Chair of the Compensation Committee is Ms. Duckett and the other member is Mr. Ferguson. The Compensation Committee met seven times in 2024.

Corporate Development Committee

The CDC is responsible for evaluating and providing recommendations with respect to strategic transactions by the Company including, but not limited to, potential acquisitions, mergers and other significant business strategies or initiatives. The Chair of the CDC is Mr. Bothwick and the members are Ms. Duckett and Mr. Ferguson. The CDC did not meet in 2024.

Controlled Company Status

We are a “Controlled Company” as defined in Nasdaq Stock Market Rule 5615(c). Our Board of Directors has based this determination on the fact that approximately 53.3% of our voting stock is beneficially owned by Ms. Gallup.

We do not have a standing nominating committee, and the functions of evaluating and selecting directors have been performed by our Board of Directors as a whole. Our Board of Directors will from time to time evaluate biographical information and background material relating to and for the purpose of identifying potential candidates and interview selected candidates. Our Board of Directors does not currently have a charter or written policy with regard to the nomination process.

Board Leadership Structure

Ms. Gallup is the Chair of our Board of Directors and Chief Administrative Officer of our Company. While the roles of Chief Executive Officer and Chair are separate, our leadership structure does not include a lead independent director. In light of our controlled company status discussed above, we believe that the creation of a lead independent director position is not necessary at this time. Our Board of Directors has determined that having Ms. Gallup act as Chair and as Chief Administrative Officer of our Company is in the best interests of the Company and our stockholders and is consistent with good corporate governance for the following reasons:

●	our Chair and Chief Administrative Officer is more familiar with our business and strategy than an independent, non-employee Chair would be, and is thus better positioned to focus our Board’s agenda on the key issues facing our Company;

●	our structure provides strong and consistent leadership for our Company, without risking overlap or conflict of roles; and

●	oversight of our Company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chair.

Our Board decided to separate the roles of Chair and Chief Executive Officer because it believes that this leadership structure offers the following benefits:

●	enhancing our Board’s objective evaluation of our Chief Executive Officer;

●	freeing the Chief Executive Officer to focus on company operations instead of Board administration; and

●	providing the Chief Executive Officer with an experienced sounding board.

Mr. Bothwick has served as Vice Chair of the Board of Directors since 2022.

Director Independence

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors considered whether any of Messrs. Ferguson, Beffa-Negrini, Kinyon or Bothwick, or Ms. Duckett has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and determined that none of these directors has such a relationship. In making such determinations, the Board of Directors considered the relationships that each such director has with the Company and other facts and circumstances the Board of Directors deemed relevant in determining independence, including any commercial relationship between the director and the Company and the director’s equity ownership of the Company. Our Board of Directors has determined that each of Messrs. Ferguson, Beffa-Negrini, Kinyon and Bothwick, and Ms. Duckett is an “independent director” as defined under Nasdaq Stock Market Rule 5605(a)(2).

Executive and Director Compensation Processes

Our Compensation Committee generally reviews employee performance and compensation on an annual basis. Our Compensation Committee also compares the salaries of our executive officers to salaries of individuals who hold comparable positions in our immediate peer group as appropriate. The Compensation Committee makes salary recommendations based on a number of factors, including the level and breadth of each executive officer’s responsibilities and experience. Salary recommendations are also made with a view to retaining our executive talent. The Compensation Committee may, in its discretion, invite the Chief Executive Officer to be present during the approval of, or deliberations with respect to, other executive officer compensation, and our Chief Executive Officer may make recommendations relating to the salaries of our other executive officers. However, our Compensation Committee does not permit our Chief Executive Officer to be present during deliberations regarding his compensation or any votes related thereto. After the foregoing evaluation the Compensation Committee will then recommend the compensation payable to such executive officers for approval by the full Board of Directors. Our Board of Directors, after an evaluation of the recommendation of the Compensation Committee, will then approve the compensation packages for each of our executive officers.

In 2024, our Compensation Committee recommended, and our Board approved, cash performance awards issued pursuant the 2020 Stock Incentive Plan, or the 2024 Cash Performance Awards. The amounts payable under the 2024 Cash Performance Awards were subject to the achievement of certain company-wide financial performance goals with target payments determined based on a percentage of the executive officer's base salary.

Our Compensation Committee administers the 2020 Stock Incentive Plan and the Amended and Restated 1997 Employee Stock Purchase Plan. To the extent permitted by applicable law, our Board of Directors or the Compensation Committee may delegate its authority to grant options and other awards that constitute rights under Delaware law to employees and non-executive officers under the 2020 Stock Incentive Plan to either a committee of our Board or to our Chief Executive Officer, provided that it will fix the terms of such awards to be granted (including the exercise price of such awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to awards that may be granted.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

Oversight of Risk

Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board of Directors oversees risk management activities relating to business strategy, capital allocation, organizational structure, and certain operational risks, including those arising from cybersecurity threats; our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks; and our Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices. Each committee reports to the full Board on a regular basis, including with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.

Director Candidates

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. Minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, our Board of Directors desires a group of candidates who represent a diversity of viewpoints, backgrounds, skills, and expertise that enable them to make a significant contribution to our Board of Directors, our Company, and stockholders. In the event of a need for a new or additional director, our Board of Directors would evaluate potential nominees by reviewing their qualifications, results of personal and reference interviews, and such other information as the Board may deem relevant.

We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Our Board of Directors has generally nominated the current directors for re-election at each annual meeting of stockholders. Our Board of Directors has therefore not established special procedures for evaluating stockholder recommendations. If we were to receive recommendations of candidates from our stockholders, the Board of Directors would consider such recommendations in the same manner as all other candidates. Stockholders who wish to suggest qualified candidates should send relevant information to the attention of the Corporate Secretary, PC Connection, Inc., 730 Milford Road, Merrimack, New Hampshire 03054 (603-683-2164).

Communicating with the Board of Directors

We have not implemented a process for our stockholders to send communications to our Board of Directors, other than as set out elsewhere in this proxy. We have not done so primarily due to our status as a controlled company, as discussed above.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics, which we refer to as the Policy, which applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions. We have posted our Policy on our website at http://ir.connection.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Stock Market listing standards concerning any amendments to, or waivers from, any provision of the Policy that occur in the future.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. To our knowledge, based solely on review of the copies of such forms furnished to us or written representations that no Forms 5 were required, during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to our directors, executive officers, and greater than 10% beneficial owners were complied with, except that two reports, each of which covered a single transaction involving a disposition by gift, were filed late by Mr. David Beffa-Negrini.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of Company securities by our directors, officers, employees, and other covered persons. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Our Insider Trading Policy prohibits our employees, officers or directors from engaging in any of the following types of transactions with respect to our securities: short sales, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities; or purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Director Compensation

Each director is entitled to receive an annual retainer of $75,000, payable quarterly, for service on the Board. Each independent director also receives an annual retainer of $20,000, payable quarterly. In addition, Board members who act in a Chair capacity receive annual fees as follows: Board Chair, $35,000; Board Vice-Chair, $45,000; Audit Committee Chair, $10,000; Compensation Committee Chair, $5,000; and sub-committee Chair, $5,000. The Chair and members of the CDC receive fees of $50,000 and $10,000, respectively, for each quarter in which the committee is actively engaged in the process of developing and evaluating strategic alternatives, including the holding of multiple meetings in the quarter.

As more fully described below, the following table describes compensation paid to each director for the year ended December 31, 2024, except for compensation paid to Ms. Gallup, which is reflected below in the Summary Compensation Table for Fiscal Years Ended December 31, 2024, 2023, and 2022.

Director Compensation for Fiscal Year Ended December 31, 2024

	Fees Earned or
Name(1)	Paid in Cash(2)	Stock Awards(3)	Total
Jay Bothwick	$140,000	$160,575	$300,575
Jack Ferguson	$105,000	$160,575	$265,575
Barbara Duckett	$100,000	$160,575	$260,575
David Beffa-Negrini	$95,000	$160,575	$255,575
Gary Kinyon	$95,000	$160,575	$255,575
(1)	As of December 31, 2024, the aggregate number of outstanding stock awards held by each non-employee director were as follows:

Aggregate Number of
Name	Outstanding Stock Awards
Jay Bothwick	5,000
Jack Ferguson	5,250
Barbara Duckett	5,250
David Beffa-Negrini	5,250
Gary Kinyon	3,750

(2)	The fees listed include an annual retainer, an independent director retainer, and varying fees based on participation in Board committees. Board members also are entitled to receive reimbursement for all reasonable expenses incurred in attending Board and committee meetings.

(3)	Valuation represents the aggregate grant date fair value of the stock awards granted computed in accordance with ASC 718. Please see Note 10, “Stockholders’ Equity and Share-Based Compensation” of our Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2024, for further information regarding share-based compensation. For their service on the Board of Directors, each member was awarded 2,500 RSUs in 2024, which vest ratably over four years in equal annual installments, with the first vesting event occurring on March 14, 2025. Each RSU represents the right to receive one share of Common Stock upon vesting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors oversees the design and implementation of our executive compensation program. In this role, the Compensation Committee, which is comprised of two independent directors, evaluates the performance of, and reviews annually all compensation decisions relating to, our Chief Executive Officer. Our Chief Executive Officer annually reviews the performance of our other named executive officers and makes recommendations regarding their compensation. Our Compensation Committee may adopt or revise such recommendations in making compensation recommendations for our other named executive officers. Our Board of Directors, after evaluating the recommendations made, will then approve compensation for our executive officers.

At the 2022 Annual Meeting of Stockholders, a majority of stockholder votes were cast to approve on an advisory basis the compensation of our named executive officers as disclosed in our 2022 Proxy Statement. The Compensation Committee noted the affirmative vote on the Company’s executive compensation program as it determined executive officer compensation for 2025.

Our executive officers consist of our Chief Executive Officer, Chief Financial Officer, and Chief Administrative Officer. For 2024, our named executive officers were:

Name	Title
Timothy McGrath	President and Chief Executive Officer
Thomas Baker	Senior Vice President, Chief Financial Officer and Treasurer
Patricia Gallup	Chair and Chief Administrative Officer

Compensation Objectives

Our Compensation Committee’s primary objectives with respect to executive compensation are to attract, retain, and motivate our executives and to create long-term stockholder value. Additionally, the Committee seeks to ensure that executive compensation is aligned with our corporate strategies and business objectives, and that it promotes the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable company performance goals.

To achieve these objectives, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Compensation Committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to managing their respective areas of responsibility and meeting key strategic, financial, and operational goals. These goals include success in (a) demonstrated leadership ability, (b) management development, (c) compliance with our policies, and (d) anticipation of, and response to, changing market and economic conditions that enhance our ability to operate profitably. From time to time, we also provide a portion of our executive compensation in the form of stock options, RSUs, and other stock-based awards that vest over time, which we believe helps to attract new management talent, as well as retain our existing executives. We believe such grants align our executives’ interests with those of our stockholders by allowing them to participate in the longer-term success of our Company as reflected in stock price appreciation.

We compete with many other companies for executive personnel. Accordingly, the Compensation Committee generally targets overall base salary and cash performance award compensation for executives at or near the midpoint of compensation paid to similarly situated executives of companies analyzed in our survey data, described more fully below. We may adjust this general target in certain situations when necessary, due to the experience level of the individual or other market factors.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

●	base salary;
●	cash performance awards;
●	equity awards;
●	benefits and other compensation; and
●	severance benefits.

Allocations between long-term and short-term compensation, cash and non-cash compensation, or the different forms of non-cash compensation vary, depending on our current initiatives and stated goals. Our goals for 2024 were focused on continuing the growth trend in consolidated net sales and net income that we established in prior years and, additionally, achieving a better leveraging of our expense structure by attaining our targeted selling, general and administrative, or SG&A, expenses as a percentage of billings. Accordingly, the performance targets for the 2024 Cash Performance Awards were designed to help achieve these two objectives. A total of 60% of the amount payable pursuant to the 2024 Cash Performance Awards was allocated to the achievement of a net income target of $90.0 million, and 40% was allocated to achievement of an SG&A expense target of 10.14% of billings. A multiplier was then applied to each component based on the degree to which the respective target was met or exceeded, ranging from 0.5 to 1.7 for each target. No payment would have been made under the 2024 Cash Performance Awards if net income was less than $81.0 million and SG&A expenses were in excess of 11.15% of billings.

Peer Group

In 2023, our Compensation Committee engaged Pearl Meyer & Partners to serve as its independent compensation consultant and to conduct an updated competitive assessment of our executive compensation program. The results of this updated assessment were delivered to our Compensation Committee in November 2023 and included market data on the compensation practices and programs of companies deemed comparable in terms of product and service offerings and/or revenue levels. The companies included in the assessment were as follows:

●	Alteryx, Inc.
●	Applied Industrial Technologies, Inc.
●	Benchmark Electronics, Inc.
●	CACI International Inc.
●	CDW Corporation
●	CommScope Holding Company, Inc.
●	Diebold Nixdorf, Incorporated
●	Envestnet, Inc.
●	ePlus, Inc.
●	Global Industrial Company
●	Insight Enterprises, Inc.
●	RingCentral, Inc.
●	ScanSource, Inc.
●	Thoughtworks Holding, Inc.
●	Xerox Holdings Corporation

Our Compensation Committee has assessed the independence of Pearl Meyer & Partners consistent with SEC rules and Nasdaq listing standards and has concluded that the engagement of Pearl Meyer & Partners did not raise any conflicts of interest that would prevent these consultants from independently advising our Compensation Committee. In 2024, the Compensation Committee used the survey data provided by Pearl Meyer & Partners to assist it in the review and comparison of each element of executive compensation, including base salary, cash performance award compensation, and other long-term incentive vehicles for our executives. With this information, the Compensation

Committee analyzed compensation for each executive. The Compensation Committee targeted different compensation levels for each element of compensation as described below.

Base Salary

Base salaries are reviewed at least annually by the Compensation Committee, and in the case of named executive officers other than our Chief Executive Officer, are based on recommendations of the Chief Executive Officer. These salaries are adjusted from time to time to realign salaries with current market levels after taking into account individual responsibilities, performance, experience, and the peer group data.

The Compensation Committee reviews the base salaries of our executives initially by reference to the median base salary level of the Pearl Meyer & Partners survey data. The Compensation Committee then makes adjustments to these reference levels for each executive’s base salary based on comparisons to the survey data and evaluation of the executive’s level of responsibility and experience, as well as company-wide performance. The Compensation Committee also considers the executive’s success in achieving business results and demonstrating leadership in determining actual base salary levels.

In 2024, the base salary of our Chief Financial Officer was increased by the Compensation Committee as a result of its review and analysis of competitive data, as well as a review of the extent of our Chief Financial Officer’s individual responsibilities. In 2024, we increased the base salary of Mr. Baker by 10% to $453,720. There were no changes in the base salaries of our Chief Executive Officer or Chief Administrative Officer in 2024.

The compensation levels of our executives are established to recognize the relative level of responsibility of each executive. Our Chief Executive Officer’s compensation is higher than the levels of our other executives in order to reflect the generally broader and more significant level of responsibility of our Chief Executive Officer. We found that the 2023 compensation survey results generally reflected this pattern for most companies.

The Compensation Committee believes that periodically benchmarking and aligning base salaries based on the results of these benchmarks is critical to a competitive compensation program. Other elements of compensation are affected by changes in base salary. Annual incentives are targeted and paid out as a percentage of base salary, and the target levels of long-term incentives are also determined as a percentage of base salary.

Executive Cash Performance Awards

In 2024, our Board, upon the recommendation of the Compensation Committee, approved the 2024 Cash Performance Awards issued pursuant to the 2020 Stock Incentive Plan. Annual cash performance awards are intended to compensate our executives for the achievement of certain financial performance goals. In 2024, our Board, upon the recommendation of the Compensation Committee, selected company-wide net income and expense leverage goals as the financial performance goals for 2024 with target payments determined based on a percentage of the executive officer's base salary. The Compensation Committee and our Board believe that our success is dependent on the ability of our management group to integrate and work together to meet common company-wide goals. Accordingly, the financial performance goals for 2024 were based on company-wide financial results and not individual goals.

The target payout amounts under the 2024 Cash Performance Awards were equal to 100% of base salary for our Chief Executive Officer and Chief Financial Officer and 75% of base salary for our Chief Administrative Officer. The 2024 Cash Performance Awards also provided incentives for our executives to reach beyond their target corporate goals. If performance exceeded the financial performance goals, the 2024 Cash Performance Awards provided that the executive officers could receive cash payments of up to 170% of their base salary. Proportionally lower payments could be made under the 2024 Cash Performance Awards for achievement levels between 90% and 100% of the financial performance goals, and no amounts would have been paid where less than 90% of the financial performance goal was achieved. In February 2024, our Board, upon the recommendation of our Compensation Committee, approved the following financial performance goals for the 2024 Cash Performance Awards: (i) a consolidated net income goal of $90.0 million for 2024, reflecting our growth target for the year and (ii) an expense leverage goal to limit 2024 consolidated SG&A expenses as a percentage of billings at 10.14%.

In 2024, our net income was $87.1 million and SG&A expense as a percentage of billings was 10.54%. This resulted in 96.7% achievement of the net income goal, resulting in a payout of 96% of target level for that performance factor, and 96.1% achievement of the SG&A expense as a percentage of billings goal, resulting in a payout of 96% of target level for that performance factor. Accordingly, we paid our named executive officers an aggregate of $1.9 million pursuant to their 2024 Cash Performance Awards.

The table below details the payments made to each of our named executive officers pursuant to their respective 2024 Cash Performance Awards:

	2024 Cash Performance
Name of Executive	Award Payouts	Percentage of Base Salary
Timothy McGrath	$1,214,400	96%
Thomas Baker	$435,600	96%
Patricia Gallup	$235,440	72%

Equity Awards

Our equity award program is a vehicle for offering long-term incentives to our executives. We believe that equity grants help attract management talent and provide a strong link to our long-term performance and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants furthers our goal of executive retention by providing an incentive to our executives to remain as our employees during the vesting period. In determining the size of equity grants to our executives, the Compensation Committee and the Chief Executive Officer consider comparative share ownership of executives in our compensation peer group, our company-wide performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, and the recommendation of management.

Our equity awards have typically taken the form of RSUs. The Compensation Committee and our Chief Executive Officer review all components of the executive’s compensation when determining equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

Stock options, when granted, have a ten-year life, and vesting and exercise rights cease shortly after termination of employment except in the case of death or disability. We do not have any equity ownership guidelines for our executives.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We provide a matching contribution equal to 50% of the employee’s deferral contributions to the 401(k) plan that does not exceed 6% of their qualified compensation.

No executive officer received perquisites with an aggregate value in excess of $10,000 in 2024.

Severance Benefits

Pursuant to the incentive and retention agreements we have entered into with Mr. McGrath and Mr. Baker, each is entitled to severance payments for twenty-four months if the Company terminates the executive’s employment other than for cause (as defined in the incentive and retention agreements), subject to a dollar-for-dollar reduction for cash compensation he may receive pursuant to any employment or consulting arrangement in such twenty-four months period. In addition, each is entitled to receive an amount in respect of his annual target payout under the 2020 Stock Incentive Plan (assuming achievement of 100% of target payout) prorated for the number of days he is employed for the year in which termination of employment occurs, such amount payable in a lump sum on the date the first installment of severance is paid. In the event of a change in control (as defined in the incentive and retention agreements), each is entitled to additional severance payments and certain other specified benefits, including the payment of COBRA continuation coverage costs otherwise payable by Mr. McGrath and Mr. Baker for a period of twenty-four months, in the event of termination of their employment under specified circumstances. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change in Control” below.

We believe providing these benefits helps us compete for executive talent. After reviewing the practices of companies represented in our peer group, we believe that our severance and change of control benefits are generally in line with severance packages offered to executives at such companies.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers.

We account for equity compensation awarded to our employees per the methods prescribed by ASC 718, which require us to recognize compensation expense in our financial statements for all share-based payments based upon an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued. We believe that the accounting impact of the different forms of equity compensation awards generally reflects their economic impact. Accordingly, the underlying accounting treatment is not a material consideration in determining the specific nature or size of equity awards granted. The tax impact of the awards on the recipient and the effectiveness of the award in retaining executives are more relevant considerations.

Executive Compensation

The following table sets forth compensation information for our Chief Executive Officer, Chief Financial Officer, and our other most highly compensated executive officer who served as an executive officer during 2024, who were collectively our named executive officers for 2024.

Summary Compensation Table for Fiscal Years Ended December 31, 2024, 2023 and 2022

						Non-Equity
						Incentive
					Stock	Plan	All Other
		Salary		Bonus	Awards(1)	Compensation(2)	Compensation(3)		Total
Name and Principal Position	Year	($)		($)	($)	($)	($)		($)
Timothy McGrath	2024	1,265,000		7,590	2,569,200	1,214,400	19,463	(5)	5,075,653
President and Chief Executive	2023	1,265,000		—	—	632,500	18,364	(6)	1,915,864
Officer	2022	1,176,539	(4)	—	2,165,200	1,437,040	9,150	(7)	4,787,929

Thomas Baker	2024	445,500	(8)	2,723	1,284,600	435,600	19,365	(5)	2,187,788
Senior Vice President, Chief	2023	412,500		—	—	206,250	18,364	(6)	637,114
Financial Officer and Treasurer	2022	383,654	(9)	—	1,082,600	468,600	17,026	(7)	1,951,880

Patricia Gallup	2024	327,000		1,472	1,284,600	235,440	120,350	(5)	1,968,862
Chief Administrative Officer and	2023	327,000		—	—	122,625	119,900	(6)	569,525
Chair of the Board	2022	327,000		—	—	278,604	119,150	(7)	724,754
(1)	Valuation represents the aggregate grant date fair value of the stock awards granted each year computed in accordance with ASC 718. Please see Note 10, “Stockholders’ Equity and Share-Based Compensation” of our Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2024, for further information regarding share-based compensation.

Each RSU represents the right to receive one share of Common Stock upon vesting.

(2)	Non-equity incentive compensation for our executive officers was awarded pursuant to the 2020 Stock Incentive Plan, upon the achievement of company-wide net income and expense leverage goals.

(3)	We have omitted perquisites and other personal benefits in those instances where the aggregate amount of such perquisites and other personal benefits for a named executive officer totaled less than $10,000.

(4)	Effective October 1, 2022, Mr. McGrath’s annual salary was increased from $1,150,000 to $1,265,000, and the salary presented above includes the pro-rated increase.

(5)	Consists of: (a) our contributions for Messrs. McGrath and Baker and Ms. Gallup under our 401(k) Plan in the amounts of $10,350, $10,252, and $10,350, respectively; (b) other compensation for Messrs. McGrath and Baker each in the amount of $9,113; and (c) $110,000 in Director fees for Ms. Gallup.

(6)	Consists of: (a) our contributions for Messrs. McGrath and Baker and Ms. Gallup under our 401(k) Plan each in the amount of $9,900; (b) other compensation for Messrs. McGrath and Baker each in the amount of $8,464; and (c) $110,000 in Director fees for Ms. Gallup.

(7)	Consists of: (a) our contributions for Messrs. McGrath and Baker and Ms. Gallup under our 401(k) Plan in the amounts of $9,150, $8,700, and $9,150, respectively; (b) $8,326 in other compensation for Mr. Baker; and (c) $110,000 in Director fees for Ms. Gallup.

(8)	Effective March 14, 2024, Mr. Baker’s annual salary was increased from $412,500 to $453,750, and the salary presented above includes the pro-rated increase.

(9)	Effective October 1, 2022, Mr. Baker’s annual salary was increased from $375,000 to $412,500, and the salary presented above includes the pro-rated increase.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards made to our named executive officers during 2024.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2024

		Estimated Future Payouts Under			All Other Stock Awards:	Grant Date
	Grant	Non‑Equity Incentive Plan Awards(1)			Number of Shares	Fair Value of
Name	Date	Threshold	Target	Maximum	of Stock or Units(2)	Stock Awards(3)
Timothy McGrath	2/12/2024	$632,500	$1,265,000	$2,150,500
	3/14/2024				40,000	$2,569,200

Thomas Baker	2/12/2024	$206,250	$412,500	$701,250
	3/14/2024				20,000	$1,284,600

Patricia Gallup	2/12/2024	$122,625	$245,250	$416,925
	3/14/2024				20,000	$1,284,600
(1)	Threshold, target, and maximum amounts are based on the achievement of certain financial milestones, which are described above. All non-equity incentive plan awards listed were made under the 2020 Stock Incentive Plan.

(2)	Consists of RSUs granted under the 2020 Stock Incentive Plan. Please refer to the Summary Compensation Table above for the vesting schedules of the RSUs.

(3)	Valuation represents the aggregate grant date fair value of the stock awards computed in accordance with ASC 718. There can be no assurance that the value on settlement will equal the ASC 718 value.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2024

	Stock Awards
			Market
	Number of		Value of
	Shares or		Shares or
	Units of		Units of
	Stock That		Stock That
	Have Not		Have Not
Name	Vested		Vested(1)
Timothy McGrath	8,000	(2)	$554,160
	22,000	(3)	$1,523,940
	30,000	(4)	$2,078,100
	10,000	(5)	$692,700
	5,000	(6)	$346,350
	20,000	(7)	$1,385,400
	40,000	(8)	$2,770,800

Thomas Baker	5,000	(9)	$346,350
	5,000	(10)	$346,350
	10,000	(11)	$692,700
	20,000	(12)	$1,385,400

Patricia Gallup	1,500	(13)	$103,905
	1,250	(14)	$86,588
	20,000	(15)	$1,385,400
(1)	The fair value of RSUs was based on the closing price of our Common Stock on December 31, 2024 of $69.27 per share.

(2)	The RSUs granted to Mr. McGrath in October 2014 will vest on September 1, 2025.

(3)	The RSUs granted to Mr. McGrath in March 2016 vest according to the following schedule: 7,000 units will vest on September 1, 2025; 10,000 units will vest on September 1, 2026; and 5,000 units will vest on September 1, 2027.

(4)	The RSUs granted to Mr. McGrath in February 2018 vest over six years in equal annual installments of 10,000 units, the first installment of which vested on April 1, 2022.

(5)	The RSUs granted to Mr. McGrath in October 2019 vest over seven years in equal annual installments of 5,000 units, the first installment of which vested on October 29, 2020.

(6)	The RSUs granted to Mr. McGrath in December 2021 vest over four years in equal annual installments of 5,000 units, the first installment of which vested on December 17, 2022.

(7)	The RSUs granted to Mr. McGrath in November 2022 vest over four years in equal annual installments of 10,000 units, the first installment of which vested on November 21, 2023.

(8)	The RSUs granted to Mr. McGrath in March 2024 vest over four years in equal annual installments of 10,000 units, the first installment of which vested on March 14, 2025.

(9)	The RSUs granted to Mr. Baker in February 2021 vest over four years in equal annual installments of 5,000 units, the first installment of which vested on February 23, 2022.

(10)	The RSUs granted to Mr. Baker in December 2021 vest over four years in equal annual installments of 5,000 units, the first installment of which vested on December 17, 2022.

(11)	The RSUs granted to Mr. Baker in November 2022 vest over four years in equal annual installments of 5,000 units, the first installment of which vested on November 21, 2023.

(12)	The RSUs granted to Mr. Baker in March 2024 vest over four years in equal annual installments of 5,000 units, the first installment of which vested on March 14, 2025.

(13)	The RSUs granted to Ms. Gallup in February 2018 for her service on the Board of Directors vest annually in six equal installments of 500 units, the first installment of which vested on September 1, 2022.

(14)	The RSUs granted to Ms. Gallup in December 2021 for her service on the Board of Directors vest annually in four equal installments of 1,250 units, the first installment of which vested on December 17, 2022.

(15)	The RSUs granted to Ms. Gallup in March 2024 vest over four years in equal annual installments of 5,000 units, the first installment of which vested on March 14, 2025.

Options Exercised and Stock Vested

No options were exercised during 2024. The following table sets forth certain information regarding RSUs held by our named executive officers that vested during 2024.

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting	on Vesting(1)
Timothy McGrath	50,000	$3,549,350
Thomas Baker	15,000	$1,068,600
Patricia Gallup(2)	1,750	$128,803
(1)	The value realized on vesting equals the number of shares acquired multiplied by the closing price of our Common Stock on the applicable vesting date.

(2)	The RSUs were awarded to Ms. Gallup for her service on the Board of Directors.

CEO Pay Ratio Disclosure

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We determined our 2024 median employee for this Proxy Statement based on base pay/cash compensation/W-2 wages actually paid during 2024 (annualized in the case of full- and part-time employees who joined the Company during 2024) to each of our 2,579 employees (excluding the Chief Executive Officer) as of December 31, 2024. The annual total compensation of our 2024 median employee (other than the Chief Executive Officer) for 2024 was $83,319. As disclosed in the Summary Compensation Table appearing on page 19, our Chief Executive Officer’s annual total compensation for 2024 was $5,075,653. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was approximately 61 to 1 for 2024. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Pay Versus Performance

Pay Versus Performance Table

The following tables and related disclosures provide information about (i) the total compensation of our principal executive officer, or PEO, and our other named executive officers, or NEOs, as presented in the Summary Compensation Table on page 19, or the SCT Amounts, (ii) the compensation actually paid to our PEO and NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, or the CAP Amounts, (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance. For discussion of how our Compensation Committee seeks to align pay with performance when making compensation decisions, please review Compensation Discussion and Analysis beginning on page 14.

			Average
			Summary	Average
			Compensation	Compensation	Value of Initial Fixed $100
	Summary		Table Total for	Actually Paid to	Investment Based on:
	Compensation	Compensation	Non-PEO Named	Non-PEO Named	Total	Peer Group Total		SG&A
	Table Total	Actually Paid	Executive	Executive	Shareholder	Shareholder	Net	Percentage of
Year	for PEO(1) ($)	to PEO(2) ($)	Officers(1) ($)	Officers(2) ($)	Return (TSR) ($)	Return(3) ($)	Income ($)	Billings(4)
2024	5,075,653	5,661,803	2,078,325	2,238,376	146.02	223.87	87,095,000	10.54%
2023	1,915,864	5,357,164	603,320	1,096,862	140.87	172.77	83,271,000	11.03%
2022	4,787,929	5,547,279	1,338,317	1,416,376	97.66	119.45	89,219,000	10.46%
2021	3,209,550	2,339,350	1,802,672	1,649,422	89.27	177.06	69,906,000	10.34%
2020	1,388,550	480,650	479,491	408,849	95.22	144.92	55,765,000	10.97%
(1)	Our PEO was Timothy McGrath for all years presented in the table. Our NEOs other than our PEO were Thomas Baker and Patricia Gallup for all years presented in the table.

(2)	The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.

	PEO
	2024	2023	2022	2021	2020
Total Compensation from SCT	$5,075,653	$1,915,864	$4,787,929	$3,209,550	$1,388,550
Decrease for aggregate value for stock awards and option awards included in SCT for the covered fiscal year	(2,569,200)	-	(2,165,200)	(887,200)	-
Increase for fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	2,770,800	-	1,876,000	862,600	-
Increase (decrease) in year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	195,700	2,944,950	603,200	(790,400)	(604,350)
Increase for vesting date fair value of awards granted and vested during the covered fiscal year	-	-	-	-	-
Increase (decrease) in change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	188,850	496,350	445,350	(55,200)	(303,550)
Decrease for fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	-	-	-	-	-
Increase for dividends or other earnings paid on stock or option awards in the covered fiscal year prior to vesting if not otherwise included in the total compensation for the covered fiscal year	-	-	-	-	-
Compensation Actually Paid	$5,661,803	$5,357,164	$5,547,279	$2,339,350	$480,650

	Average of NEO's
	2024	2023	2022	2021	2020
Total Compensation from SCT	$2,078,325	$603,320	$1,338,317	$1,802,672	$479,491
Decrease for aggregate value for stock awards and option awards included in SCT for the covered fiscal year	(1,284,600)	-	(541,300)	(1,074,200)	-
Increase for fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	1,385,400	-	469,000	970,425	-
Increase (decrease) in year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	23,433	401,123	84,825	(42,640)	(35,254)
Increase for vesting date fair value of awards granted and vested during the covered fiscal year	-	-	-	-	-
Increase (decrease) in change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	35,818	92,419	65,534	(6,835)	(35,388)
Decrease for fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	-	-	-	-	-
Increase for dividends or other earnings paid on stock or option awards in the covered fiscal year prior to vesting if not otherwise included in the total compensation for the covered fiscal year	-	-	-	-	-
Compensation Actually Paid	$2,238,376	$1,096,862	$1,416,376	$1,649,422	$408,849

(3)	Our peer group for the calculation of Total Shareholder Return, or TSR, is the NASDAQ Composite-Total Return.

(4)	SG&A percentage of billings, a non-GAAP financial measure, is calculated as total SG&A expenses (less any exclusions approved by the subcommittee that administered our cash performance awards, or the Subcommittee) divided by total billings of products and services delivered to customers. For 2024, we defined total billings delivered to customers as net sales plus the amounts we are required to net for sales of software and extended service plans under ASC 606. For 2023, 2022, 2021, and 2020, we defined total billings delivered to customers as net sales plus the amounts we are required to net for sales of software under ASC 606. In 2021, the Subcommittee approved $5 million of uncontrolled medical expenses to be excluded from total SG&A expenses.

The following lists the financial performance measures that, in our assessment, represent the most important performance measures we use to link the CAP Amounts for our named executive officers for 2024 (our most recently completed fiscal year), to company performance:

Company Performance Measures

Net income
SG&A percentage of billings

Of these measures, we have identified SG&A percentage of billings as the most important of our financial performance measures (that is not already required to be disclosed in the pay versus performance table above) used to link CAP Amounts for our executives for 2024 to company performance.

Relationship Between Pay and Performance

The following charts show graphically the relationships over the past years of the CAP Amounts for our PEO and NEOs as compared to our cumulative TSR and Peer Group TSR, net income, and SG&A percentage of billings:

Compensation Actually Paid vs TSR

Compensation Actually Paid vs Net Income

Compensation Actually Paid vs SG&A Percentage of Billings

Policies and Practices Related to the Grant of Certain Equity Awards

We grant equity awards to our employees and directors on an annual basis, at our discretion. We may also grant equity awards to individuals upon hire or promotion or for retention purposes. We currently do not grant stock options, stock appreciation rights or similar option-like instruments, and only grant restricted stock units. During the last fiscal year, neither the Board nor the Compensation Committee took material nonpublic information into account when determining the timing or terms of equity awards, except that we did not grant equity awards during periods in which there was material nonpublic information concerning the Company, including (i) during blackout periods, except as described below for new hire or promotion grants, or (ii) at any time during the period beginning four business days before and ending one business day after the filing of any Form 10-Q or 10-K, or the filing or furnishing of a Form 8-K that discloses material nonpublic information. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

While we do not have any policy or obligation that requires us to grant equity awards on specified dates, annual equity award grants to employees are typically granted during the fourth quarter. Equity award grants to individuals upon hire or promotion are typically granted on the last day of the quarter in which the individual is hired or promoted. Our annual equity award grants to directors and named executive officers are generally approved at a meeting of the Compensation Committee and are effective as of the date of the respective meeting. The timing of the grants can vary based on the discretion of the Compensation Committee. During the year ended December 31, 2024, we did not grant equity awards to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Form 10-Q or 10-K, or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Employment Agreements with our Named Executive Officers

In January 1998, the Company entered into an employment agreement with Patricia Gallup. The agreement provided for an initial annual base salary of $300,000, subject to an annual adjustment at the discretion of the Board of Directors. Ms. Gallup’s base salary was adjusted to $327,000 as of April 2013. Ms. Gallup is eligible to participate in any cash performance award and benefit programs that we establish and make available to our employees to the extent that Ms. Gallup’s participation is approved by the Compensation Committee or our Board of Directors.

In May 2008, the Company entered into an employment agreement with Timothy McGrath. The agreement provided for an initial annual base salary of $500,000, subject to an annual adjustment at the discretion of the Board of Directors. Mr. McGrath’s base salary was adjusted to $1,265,000 as of October 2022. The agreement also provided that Mr. McGrath would be eligible for an annual cash performance award with an incentive target of 100% of his base salary, based on the achievement of performance goals as determined at the discretion of the Board of Directors. Mr. McGrath is also eligible to receive annual equity incentive grants and to participate in our other employee benefit plans, subject to the terms of those plans.

In March 2019, the Company entered into an employment agreement with Thomas Baker. The agreement provided for an initial annual base salary of $375,000, subject to an annual adjustment at the discretion of the Board of Directors. Mr. Baker’s base salary was adjusted to $453,750 as of March 2024. The agreement also provided that Mr. Baker would be eligible for an annual cash performance award with an incentive target of 100% of his base salary, based on the achievement of performance goals as determined at the discretion of the Board of Directors. Mr. Baker is eligible to receive annual equity incentive grants and to participate in our other employee benefit plans, subject to the terms of those plans.

Potential Payments Upon Termination or Change in Control

We have entered into incentive and retention agreements with Mr. McGrath and Mr. Baker providing for severance payments for twenty-four months in the event the Company terminates the executive’s employment other than for cause, as described under the caption “Severance Benefits” above. In addition, if employment is terminated by the Company for any reason other than for cause or by Mr. McGrath or Mr. Baker for good reason (as defined in the incentive and retention agreements) within 12 months of a change in control, the payment in respect of his annual target payout under any cash performance award programs then in effect (assuming achievement of 100% of target payout) shall be for the full year and not prorated for the number of days he is employed for the year in which termination of employment occurs. In addition, upon a change in control 75% of the number of shares of Common Stock subject to the unvested portion of each outstanding stock option and other equity award held by Messrs. McGrath and Baker shall become fully vested, exercisable and otherwise free from forfeiture, with the remaining unvested portion of such equity awards continuing to vest and becoming fully exercisable and free from forfeiture on the earlier of (x) the one-year anniversary of the closing of the change in control (assuming continued employment through such date) or (y) the termination of employment by the Company for any reason other than for cause or by Mr. McGrath or Mr. Baker for good reason. The amount paid upon such one-year anniversary of closing or qualified termination with respect to RSUs shall be the greater of the per share price paid to stockholders upon the closing of the change in control or the value on such one year anniversary of any equity into which the Common Stock converted upon the closing of the change in control. Under such circumstances, severance payments for Messrs. McGrath and Baker would have an aggregate value of $10,825,388 and

$3,456,150, respectively, which includes twenty-four months of base salary payments of $2,530,000 and $907,500 in the aggregate, respectively, accelerated vesting RSU value of $7,013,588 and $2,078,100, respectively, based on the closing price of our Common Stock on December 31, 2024 of $69.27 per share, $1,265,000 and $453,750, respectively, in respect of annual target payouts under any cash performance award programs then in effect, and $16,800 each in aggregate COBRA continuation coverage costs otherwise payable by Mr. McGrath and Mr. Baker for a period of twenty-four months. Such payments are conditioned upon our receipt of a general release of claims from Messrs. McGrath and Baker. The employment agreements with Messrs. McGrath and Baker include certain non-compete and non-solicit obligations that extend for twenty-four months after termination of employment. We assume, for the purpose of calculating the values above, that the effective date of termination is December 31, 2024.

In the event that we undergo an “Acquisition Event” as defined in the Amended and Restated 1997 Stock Incentive Plan and a “Reorganization Event” as defined in the Amended and Restated 2007 Stock Incentive Plan, as amended, which we refer to as the 2007 Stock Incentive Plan, and the 2020 Stock Incentive Plan and as a result our Board of Directors accelerates the vesting of all outstanding unvested equity awards, the outstanding stock option and other equity awards held by Ms. Gallup shall become fully vested. As a result, Ms. Gallup would realize $1,575,893, based on the closing price of our Common Stock on December 31, 2024 of $69.27 per share, assuming the vesting and sale by her of the unvested equity awards presented above. Ms. Gallup is not otherwise entitled to any specific compensation in the event of a change of control transaction.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors of PC Connection, Inc.:

Barbara Duckett, Chair
Jack Ferguson

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Ms. Duckett and Mr. Ferguson. Ms. Duckett and Mr. Ferguson were not at any time during 2024, nor has Ms. Duckett ever been, an officer or employee of the Company or any of our subsidiaries. Mr. Ferguson served as our Chief Financial Officer from December 2005 to March 2012. Neither Ms. Duckett nor Mr. Ferguson during 2024 had a relationship with the Company that required disclosure under the SEC rules relating to disclosure of related person transactions. None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as our director or a member of our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We historically have leased and currently occupy facilities in Marlow and Merrimack, New Hampshire and two facilities in Keene, New Hampshire from Gallup & Hall, or G&H, an entity owned solely by Patricia Gallup and the Estate of David McLellan Hall, for which Ms. Gallup serves as executor and is also the beneficiary of trusts which will receive the balance of the Estate of David McLellan Hall. The three facilities located in Marlow and Keene, New Hampshire are leased on a month-to-month basis requiring monthly rental payments of $500, $1,344, and $11,773, respectively. These leases also obligate us to pay certain real estate taxes and insurance premiums on the premises. Rent expense under the three leases aggregated $163,404 for each of the years ended December 31, 2024 and 2023.

In December 1997, we entered into a fifteen-year lease for a 114,000 square foot corporate headquarters in Merrimack, New Hampshire with G&H Post, LLC, an entity owned solely by Patricia Gallup and the Estate of David McLellan Hall, for which Ms. Gallup serves as executor and is also the beneficiary of trusts which will receive the balance of the Estate of David McLellan Hall. The initial term of the fifteen-year lease ended in November 2013, and we amended the lease in May 2014 to, among other things, extend the expiration date of the lease to November 2023. We have continued to occupy our corporate headquarters following the expiration of the lease and make rent payments to G&H Post in the amount provided for in the 2014 lease amendment. We have also continued to pay the real estate taxes, insurance, and common area maintenance charges which amounts totaled $168,054 and $210,869 for the years ended December 31, 2024 and 2023, respectively. Rent payments were $1,253,208 for each of the years ended December 31, 2024 and 2023.

In August 2008, we entered into a ten-year lease agreement for an office facility adjacent to our corporate headquarters with G&H Post, LLC, an entity owned solely by Patricia Gallup and the Estate of David McLellan Hall, for which Ms. Gallup serves as executor and is also the beneficiary of trusts which will receive the balance of the Estate of David McLellan Hall. The initial term of the lease was ten years. The lease also provided us two options to extend the term of the lease for an additional two years. We exercised both options, extending the lease until July 2022. Following the expiration of the lease, we have continued to occupy the office facility adjacent to our corporate headquarters and make rent payments to G&H Post in the amount provided for in the 2008 lease. We have also continued to pay the real estate taxes, insurance, and common area maintenance charges which amounts totaled $43,053 and $54,507 for the years ended December 31, 2024 and 2023, respectively. Rent payments were $262,860 for each of the years ended December 31, 2024 and 2023.

During 2024, we provided various facilities management, maintenance services, and administrative services to certain affiliates of Patricia Gallup and the Estate of David McLellan Hall, for which Ms. Gallup serves as executor and is also the beneficiary of trusts which will receive the balance of the Estate of David McLellan Hall, in connection with the operation of facilities leased by us from those affiliates. G&H Post, LLC reimbursed us $238,011 and $250,201 during 2024 and 2023, respectively, for those services.

All related person transactions discussed above and referenced in this proxy statement were on terms comparable to those we believe we could have obtained in arms-length transactions with unaffiliated third parties.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us of, the transaction; and

●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or consistent with, our best interests. The Audit Committee may impose any conditions on us or the related person in connection with the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the Company receiving payment under the transaction; and

●	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Audit Committee in the manner specified in the Compensation Committee Charter.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2024. The equity compensation plans approved by our securityholders include the 2020 Stock Incentive Plan, the Amended and Restated 1997 Employee Stock Purchase Plan, and the 2007 Stock Incentive Plan.

Number of Securities Remaining
Available
for Future
	Number of Securities to be	Weighted-Average	Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants, and Rights(1)(2)	Warrants, and Rights(3)	Column (a)(1)(4)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	455,000	$—	183,000
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	455,000	$—	183,000
(1)The number of shares is subject to adjustments in the event of stock splits and other similar events.

(2)	Includes 76,000 shares of our Common Stock subject to unvested RSUs issued under the 2007 Stock Incentive Plan, and 379,000 shares of our Common Stock subject to unvested RSUs issued under the 2020 Stock Incentive Plan.

(3)	The weighted average exercise price of the outstanding options, warrants, and rights reflects 455,000 RSUs that were outstanding on December 31, 2024. Excluding these RSUs, which have no exercise price, the weighted average exercise price is $0.

(4)	Includes 119,000 shares of Common Stock issuable under the 2020 Stock Incentive Plan and 64,000 shares of Common Stock issuable under our Amended and Restated 1997 Employee Stock Purchase Plan.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table under the heading “Executive Compensation,” who we refer to as our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. We currently provide our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers every three years.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement beginning on page 14, including “Compensation Discussion and Analysis,” describes in detail our executive compensation program and the decisions made by the Compensation Committee and the Board of Directors with respect to the fiscal year ended December 31, 2024.

Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables, and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers by voting “FOR” Proposal TWO.

PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

In Proposal TWO, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal THREE, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

The Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently.

After careful consideration, the Board of Directors believes that the executive compensation advisory vote should be held every three years, and therefore our Board of Directors recommends that you vote for a frequency of every THREE YEARS for future executive compensation advisory votes.

The Board of Directors believes that a once every three years, or triennial, executive compensation advisory vote will allow our stockholders to evaluate executive compensation on a more thorough, long-term basis than a more frequent vote. Consistent with our view that our executive compensation program should serve as an incentive and retention tool, we take a long-term view of executive compensation and encourage our stockholders to do the same. Too-frequent executive compensation advisory votes may encourage short-term analysis of executive compensation. Annual or biennial executive compensation advisory votes also may not allow stockholders sufficient time to evaluate the effect of changes we make to executive compensation.

A triennial vote will also give our Board of Directors sufficient time to engage with stockholders to better understand their views about executive compensation and respond effectively to their concerns. Independent of the timing of the executive compensation advisory vote, we encourage stockholders to contact the Board of Directors at any time to provide feedback about corporate governance and executive compensation matters.

Therefore, our Board of Directors believes that holding the executive compensation advisory vote every three years is in the best interests of the Company and its stockholders and recommends voting for a frequency of every “THREE YEARS”.

PROPOSAL FOUR

APPROVAL OF AMENDMENT TO 2020 STOCK INCENTIVE PLAN

Introduction

Equity awards are the principal vehicle used by the Company for the payment of long-term compensation, to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention, and motivation of professional, managerial, and other personnel. Accordingly, in 2020, the Company adopted, and our stockholders approved, the 2020 Stock Incentive Plan. In 2022, the Board adopted, and our stockholders approved, Amendment No. 1 to the 2020 Stock Incentive Plan. In 2023, the Board adopted, and our stockholders approved, Amendment No. 2 to the 2020 Stock Incentive Plan. The 2020 Stock Incentive Plan as amended by Amendment No. 1 and Amendment No. 2 is referred to as the 2020 Stock Incentive Plan.

On February 4, 2025, the Board of Directors adopted Amendment No. 3 to the 2020 Stock Incentive Plan, subject to stockholder approval, to amend the 2020 Stock Incentive Plan to increase the maximum number of shares authorized for issuance by 400,000.

If stockholders approve Amendment No. 3 to the 2020 Stock Incentive Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2020 Stock Incentive Plan as proposed to be amended for up to the sum of (i) 1,100,000 shares of our Common Stock, and (ii) such additional number of shares of our Common Stock (up to 552,500 shares) as is equal to (x) the number of shares of the Company’s Common Stock reserved for issuance under the 2007 Plan that remained available for grant under the 2007 Plan on May 26, 2020, the day that the 2007 Plan expired, and (y) the number of shares of Common Stock subject to awards granted under the 2007 Plan, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right. Any or all of the shares of Common Stock available for issuance under the 2020 Stock Incentive Plan as proposed to be amended may be awarded in the form of incentive stock options, subject to any limitations under the Code.

As of March 17, 2025, 438,321 shares of Common Stock were subject to outstanding RSUs granted under the 2020 Stock Incentive Plan, there were no options to purchase shares of Common Stock outstanding under the 2020 Stock Incentive Plan, and there were 31,637 shares available for future grant under the 2020 Stock Incentive Plan. The closing stock price of our Common Stock on the Nasdaq Stock Market as of this date was $60.13. As of March 17, 2025, there were no options to purchase shares of Common Stock outstanding under the 2007 Plan and 76,000 shares of Common Stock were subject to outstanding RSUs granted under the 2007 Plan.

Our Board of Directors recommends a vote “FOR” the approval of this proposal to increase the maximum number of shares authorized for issuance under the 2020 Stock Incentive Plan by 400,000 by voting “FOR” Proposal FOUR.

Summary of the 2020 Stock Incentive Plan, as Proposed to be Amended

The following summary is qualified in its entirety by reference to the 2020 Stock Incentive Plan and Amendment No. 3 to the 2020 Stock Incentive Plan, which are attached as Appendix A to this Proxy Statement.

Types of Awards; Shares Available; Share Counting Rules

The 2020 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock, RSUs, other stock-based awards and cash awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2020 Stock Incentive Plan for up to the sum of 1,100,000 shares of our Common Stock plus such additional number of shares of our Common Stock (up to 552,500 shares) as is equal to (x) the number of shares of our Common Stock reserved for issuance under the 2007 Plan that remained available for grant under the 2007 Plan on May 26, 2020, the day that the 2007 Plan expired, and (y) the number of shares of Common Stock subject to awards granted under the 2007 Plan, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by the Company pursuant to a contractual repurchase right. Any or all of the shares of Common Stock available for issuance under the 2020 Stock Incentive Plan may be awarded in the form of incentive stock options, subject to any limitations under the Code.

The 2020 Stock Incentive Plan provides that the maximum number of shares of Common Stock with which awards may be granted to any participant under the Plan is 250,000 per calendar year. For the purposes of this limit, the combination of an option in tandem with an SAR will be treated as a single award.

The 2020 Stock Incentive Plan provides that the maximum amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of awards granted to any individual non-employee director in any calendar year may not exceed $500,000. Fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and amounts paid to a non-employee director as a reimbursement for an expense will not count against this limitation. Additional exceptions to this limitation may only be made by our Compensation Committee in extraordinary circumstances or in the case of regulatory filing fees, in its discretion, provided that the non-employee director receiving the additional compensation does not participate in the decision to award such compensation.

For purposes of counting the number of shares available for the grant of awards under the 2020 Stock Incentive Plan, all shares of Common Stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2020 Stock Incentive Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our Common Stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2020 Stock Incentive Plan.

Shares covered by awards under the 2020 Stock Incentive Plan that expire or are terminated, surrendered, or cancelled without having been exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the 2020 Stock Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the 2020 Stock Incentive Plan and against the per-participant and non-employee director limits will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of Common Stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of Common Stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2020 Stock Incentive Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board of Directors may grant awards under the 2020 Stock Incentive Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board of Directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2020 Stock

Incentive Plan. Any such substitute awards will not count against the overall share limits of the 2020 Stock Incentive Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of our Common Stock on the date of grant. If our Board of Directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our Common Stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2020 Stock Incentive Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2020 Stock Incentive Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors by a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery of shares of Common Stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board of Directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of Common Stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our Common Stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board of Directors, by any other lawful means, or (vi) by any combination of these forms of payment to the extent approved by our Board of Directors. No option granted under the 2020 Stock Incentive Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2020 Stock Incentive Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our Common Stock, or cash (or a combination of shares of our Common Stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our Common Stock over the measurement price. The 2020 Stock Incentive Plan provides that the measurement price of an SAR may not be less than the fair market value of our Common Stock on the date the SAR is granted (provided, however, that if our Board of Directors approves the grant of an SAR effective as of a future date, the measurement price will not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2020 Stock Incentive Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2020 Stock Incentive Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2020 Stock Incentive Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2020 Stock Incentive Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2020 Stock Incentive Plan) and grant in substitution therefor new awards under the 2020 Stock Incentive Plan (other than certain substitute awards issued in connection with an acquisition by us, as described above) covering the same or a different number of shares of our Common Stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our Common Stock, or (4) take any other action under the 2020 Stock Incentive Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our Common Stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares or at such other time as determined by our Board of Directors and set forth in the applicable award agreement.

Restricted Stock Unit Awards. RSUs entitle the recipient to receive shares of our Common Stock, or cash equal to the fair market value of such shares, to be delivered as soon as practicable after the time such award vests pursuant to the terms and conditions established by our Board of Directors. Our Board of Directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our Board of Directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our Common Stock. Any such dividend equivalents may be settled in cash and/or shares of our Common Stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the 2020 Stock Incentive Plan, our Board of Directors may grant other awards of shares of our Common Stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our Common Stock or other property, having such terms and conditions as our Board of Directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2020 Stock Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our Common Stock or in cash, as our Board of Directors may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents will be credited to an account for the participant, may be settled in cash and/or shares of our Common Stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are paid.

Cash Awards. Under the 2020 Stock Incentive Plan, the Board of Directors has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions. Our Board of Directors may specify that the degree of granting, vesting and/or payout of any award is subject to the achievement of one or more of the following performance measures established by the Board of Directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles, or GAAP, or on a non-GAAP basis, as determined by the Board of Directors): (i) net income, (ii) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (iii) operating profit before or after discontinued operations and/or taxes, (iv) sales, (v) sales growth, (vi) earnings growth, (vii) cash flow or cash position, (viii) gross margins, (ix) stock price, (x) market share, (xi) return on sales, assets, equity or investment, (xii) improvement of financial ratings, (xiii) achievement of balance sheet or income statement objectives, (xiv) total shareholder return, or (xv) any other measure selected by the Board of Directors. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board of Directors may specify that such performance measures will be adjusted to exclude any one or more of (A) extraordinary items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the write down of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) such other factors as the Board of Directors may determine. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (z) may cover such period as may be specified by the Board of Directors. The Board of Directors will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. The Board of Directors may adjust the number of shares or cash payable pursuant to a performance award and may, at any time, waive the achievement of the performance measures, including in the case of death, disability or a change in control of the Company.

Limitations on Vesting

Subject to the terms of the 2020 Stock Incentive Plan, awards granted under the 2020 Stock Incentive Plan, other than cash-based awards, will not vest earlier than the first anniversary of the date on which the award is granted. However, the following awards are not subject to the foregoing minimum vesting requirement: (i) shares of Common Stock delivered in lieu of fully vested cash awards and (ii) any additional awards the board may grant up to a maximum of five percent (5%) of the maximum number of shares of Common Stock available for the grant of awards, subject to any applicable adjustments or limitations. Such minimum vesting requirement does not apply to the Board of Directors’ discretion to provide for the accelerated exercisability of vesting of any award pursuant to the terms of the 2020 Stock Incentive Plan, the award agreement or otherwise.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2020 Stock Incentive Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our Board of Directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended, for the registration of the sale of the Common Stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant will have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an award granted under the 2020 Stock Incentive Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2020 Stock Incentive Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

Administration

The 2020 Stock Incentive Plan is administered by our Board of Directors. Our Board of Directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2020 Stock Incentive Plan that it deems advisable and to construe and interpret the provisions of the 2020 Stock Incentive Plan and any award agreements entered into under the 2020 Stock Incentive Plan. Our Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the 2020 Stock Incentive Plan or any award. All actions and decisions by our Board of Directors with respect to the 2020 Stock Incentive Plan and any awards made under the 2020 Stock Incentive Plan will be made in our Board of Directors’ discretion and will be final and binding on all persons having or claiming any interest in the 2020 Stock Incentive Plan or in any award.

Pursuant to the terms of the 2020 Stock Incentive Plan, our Board of Directors may delegate any or all of its powers under the 2020 Stock Incentive Plan to one or more committees or subcommittees of our Board of Directors. The Board of Directors has authorized our Compensation Committee to administer certain aspects of the 2020 Stock Incentive Plan, including the granting of awards to executive officers. The Board of Directors, or any such committee, may delegate to an officer of the Company, the authority to make grants under the 2020 Stock Incentive Plan, subject to the limitations set forth in the 2020 Stock Incentive Plan. Awards granted to non-employee directors will be administered by a committee of the Board of Directors, all of the members of which are independent directors as defined by Section 5605(a)(2) of the rules of the Nasdaq Stock Market.

Subject to any applicable limitations contained in the 2020 Stock Incentive Plan, the Board of Directors, our Compensation Committee, or any other committee or officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of Common Stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Each award under the 2020 Stock Incentive Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board of Directors need not treat participants uniformly. Our Board of Directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The Board of Directors may at any time provide that any award will become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our Common Stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board of Directors, to (i) the number and class of securities available under the 2020 Stock Incentive Plan, (ii) the share counting rules and sublimits set forth in the 2020 Stock Incentive Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share and per share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2020 Stock Incentive Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board of

Directors’ approval) arising out of any act or omission to act concerning the 2020 Stock Incentive Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the 2020 Stock Incentive Plan with respect to repricing outstanding stock options or SARs, our Board of Directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2020 Stock Incentive Plan or the change is otherwise permitted under the terms of the 2020 Stock Incentive Plan in connection with a change in capitalization or reorganization event.

Each award will be evidenced in a manner as determined by our Board of Directors. Each award may contain terms and conditions in addition to those set forth in the 2020 Stock Incentive Plan. If there is a conflict between the terms of any award agreement and the 2020 Stock Incentive Plan, the 2020 Stock Incentive Plan will govern and control.

Reorganization Events

The 2020 Stock Incentive Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2020 Stock Incentive Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of our Common Stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Under the 2020 Stock Incentive Plan, in connection with a reorganization event, our Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board of Directors determines (unless otherwise provided in an applicable agreement): (i) provide that such awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately prior to the consummation of the reorganization event and/or unexercised awards will terminate immediately prior to the consummation of the reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of Common Stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the acquisition price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (v) provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under the 2020 Stock Incentive Plan in regard to reorganization events, our Board of Directors will not be obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically.

For the purposes of the previous paragraph, an award (other than restricted stock) will be considered assumed if, following the reorganization event, the award confers the right to purchase or receive pursuant to the terms of such award, for each share of Common Stock subject to the award immediately prior to the consummation of the reorganization event, the consideration (whether cash, securities or other property) received as a result of the reorganization event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the reorganization event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock). However, if the consideration received as a result of the reorganization event is not solely Common Stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the award to consist solely of such number of shares of Common Stock of the acquiring or succeeding corporation (or an affiliate thereof) that our Board of Directors determines to be equivalent in value (as of the date of such determination or another date specified by our Board of Directors) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the reorganization event.

The 2020 Stock Incentive Plan also contains certain provisions related to the treatment of RSUs that are subject to Section 409A of the Code in connection with a reorganization event.

Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board of Directors determines otherwise, apply to the cash, securities or other property which our Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. Our Board of Directors, however, may provide for termination or deemed satisfaction of the repurchase or other rights under any applicable agreement between the participant and us, either initially or by amendment. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except as otherwise provided in any applicable agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding will automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

The Board of Directors may establish one or more sub-plans under the 2020 Stock Incentive Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board of Directors will establish such sub-plans by adopting supplements to the 2020 Stock Incentive Plan containing any limitations on the Board of Directors’ discretion under the 2020 Stock Incentive Plan and any additional terms and conditions not otherwise inconsistent with the 2020 Stock Incentive Plan as the Board of Directors deems necessary or desirable. All supplements adopted by the Board of Directors will be deemed to be part of the 2020 Stock Incentive Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be granted under the 2020 Stock Incentive Plan after May 13, 2030, but awards previously granted may extend beyond that date. Our Board of Directors may amend, suspend or terminate the 2020 Stock Incentive Plan or any portion of the 2020 Stock Incentive Plan at any time, except that no amendment that would amend the prohibitions on repricings without stockholder approval may be amended without stockholder approval and no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our Common Stock is not then listed on any national securities exchange), no amendment of the 2020 Stock Incentive Plan materially increasing the number of shares authorized under the plan, expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board of Directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2020 Stock Incentive Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2020 Stock Incentive Plan at the time the amendment is adopted, provided that our Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2020 Stock Incentive Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2020 Stock Incentive Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our Common Stock) prior to the receipt of such stockholder approval.

If stockholders do not approve Amendment No. 3 to the 2020 Stock Incentive Plan, we will continue to grant awards under the 2020 Stock Incentive Plan with the shares remaining available for issuance thereunder, however, such number of shares is not sufficient to satisfy the equity granting needs of the Company.

Awards Granted Under the 2020 Stock Incentive Plan

The following table sets forth information about equity-based awards granted under the 2020 Stock Incentive Plan since adoption of the 2020 Stock Incentive Plan through March 17, 2025 to the individuals and groups described in the below table.

Name and Position	Number of Shares of Common Stock Underlying RSU Awards Granted (#)
Timothy McGrath President & Chief Executive Officer	140,000
Thomas Baker Senior Vice President, Chief Financial Officer and Treasurer	100,000
Patricia Gallup Chair and Chief Administrative Officer	45,000
All current executive officers, as a group	285,000
All current directors who are not executive officers, as a group	50,000
David Beffa-Negrini Director	10,000
Jay Bothwick Director	10,000
Barbara Duckett Director	10,000
Jack Ferguson Director	10,000
Gary Kinyon Director	10,000
Each associate of any of such directors, executive officers or nominees	0
Each other person who received or is to receive 5 percent of such options, warrants or rights	0
All employees, including all current officers who are not executive officers, as a group	496,150

As of March 17, 2025, we have not issued an equity award under the 2020 Stock Incentive Plan that was not an RSU award.

Plan Benefits

As of March 17, 2025, approximately 2,568 persons were eligible to receive awards under the 2020 Stock Incentive Plan, including the Company’s named executive officers; 2,563 employees (of which three are NEOs), and five non-employee directors. There are no non-NEO executive officers, consultants or advisors eligible to receive awards under the 2020 Stock Incentive Plan as of March 17, 2025. The granting of awards under the 2020 Stock Incentive Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On March 17, 2025 the last reported sale price of the Company Common Stock on the Nasdaq Stock Market was $60.13.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2020 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2020 Stock Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying Common Stock.

Cash-Based Awards. A participant will have compensation income upon the grant of a cash-based award.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

PROPOSAL FIVE

APPROVAL OF AMENDMENT TO THE AMENDED AND

RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. Accordingly, in 1997, the Company adopted the 1997 Employee Stock Purchase Plan, which we refer to as the Original ESPP, which permits eligible employees to purchase shares of Common Stock at a discounted price. In April 2009, the Board of Directors adopted resolutions to increase the number of shares issuable under the Original ESPP and to restate the Original ESPP in its entirety in order to include all previous amendments that had received necessary board and stockholder approvals, which we refer to as the A&R ESPP. In June 2009, our stockholders approved the A&R ESPP. On May 23, 2012, our stockholders approved an amendment to the A&R ESPP to increase the number of shares reserved for issuance under the plan from 937,500 to 1,037,500. On May 20, 2015, our stockholders approved an amendment to the A&R ESPP to, among other things, increase the number of shares reserved for issuance under the plan from 1,037,500 to 1,137,500. On May 30, 2018, our stockholders approved an amendment to the A&R ESPP to increase the number of shares reserved for issuance under the plan from 1,137,500 to 1,162,500. On May 22, 2019, our stockholders approved an amendment to the A&R ESPP to increase the number of shares reserved for issuance under the plan from 1,162,500 to 1,202,500. On May 18, 2022, our stockholders approved an amendment to the A&R ESPP to increase the number of shares reserved for issuance under the plan from 1,202,500 to 1,302,500. Throughout this proxy statement, we refer to the A&R ESPP, as amended to date, as the Amended and Restated 1997 Employee Stock Purchase Plan. On February 4, 2025, the Board of Directors adopted resolutions, subject to stockholder approval, to further amend the Amended and Restated 1997 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 1,302,500 to 1,352,500. The additional shares will be needed for future employee purchases.

As of March 17, 2025, 63,772 shares were available for issuance under the Amended and Restated 1997 Employee Stock Purchase Plan.

Our Board of Directors recommends a vote “FOR” this proposal to increase the number of shares of Common Stock available for issuance under the Amended and Restated 1997 Employee Stock Purchase Plan by 50,000 by voting “FOR” Proposal FIVE.

Summary of the Amended and Restated 1997 Employee Stock Purchase Plan, as proposed to be further amended

The following summary is qualified in its entirety by reference to the A&R ESPP and Amendments No. 1, No. 2, No. 3, No. 4, No. 5, and No. 6 to the A&R ESPP, which are attached as Appendix B to this Proxy Statement.

Administration and Eligibility

The Amended and Restated 1997 Employee Stock Purchase Plan is administered by the Board of Directors or the Compensation Committee, which has the authority to make rules and regulations for the administration of the Amended and Restated 1997 Employee Stock Purchase Plan, to determine any brokerage and other fees to be paid by or subsidized by the Company, and to determine the number of shares in each offering. The interpretation and decisions with regard to the Amended and Restated 1997 Employee Stock Purchase Plan by the Board of Directors or the Compensation Committee are final and conclusive. Each employee of the Company and its eligible subsidiaries, including any officer or director who is also an employee, is eligible to participate in the Amended and Restated 1997 Employee Stock Purchase Plan, provided he or she

●	is employed by the Company or any eligible subsidiary on the applicable offering commencement date;

●	is customarily employed by the Company or any eligible subsidiary for more than 20 hours per week and for more than five months in a calendar year; and

●	has been employed by the Company or any eligible subsidiary for at least six months prior to enrolling in the Amended and Restated 1997 Employee Stock Purchase Plan.

As of March 17, 2025, approximately 2,440 persons were eligible to participate in the Amended and Restated 1997 Employee Stock Purchase Plan.

An employee may not participate in the Amended and Restated 1997 Employee Stock Purchase Plan if, immediately after the grant of a purchase option under the Amended and Restated 1997 Employee Stock Purchase Plan, the employee would own Common Stock, and/or hold outstanding options to purchase Common Stock, equal to five percent (5%) or more of the total combined voting power or value of all classes of the Company’s, or any Company subsidiary’s, Common Stock. Non-employee directors are not eligible to participate in this plan.

Plan Periods

The Amended and Restated 1997 Employee Stock Purchase Plan is implemented through a series of offerings, each of which is six months or one year in length. Offerings will begin each January 1 and July 1, or the first business day thereafter. Participants in an offering purchase shares at the end of the plan period with funds set aside through payroll withholding.

Deductions

An employee may elect to have up to 10% of his or her compensation (as defined in the Amended and Restated 1997 Employee Stock Purchase Plan) withheld for purposes of purchasing shares under the Amended and Restated 1997 Employee Stock Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased. In no event may an employee’s total payroll deductions exceed $10,000 during a six-month offering period or $20,000 during a one-year offering period.

Purchase of Shares

On the commencement date of each plan period, the Company will grant to each eligible employee who is then a participant in the plan an option to purchase on the last business day of such plan period the largest number of whole shares of Common Stock as does not exceed the number of shares determined by dividing $12,500 (in the case of a six-month plan period) or $25,000 (in the case of a one-year plan period) by the closing price of the Common Stock on the offering commencement date of such plan period. The price of shares purchased pursuant to the Amended and Restated 1997 Employee Stock Purchase Plan is 95% of the closing price of the Common Stock on the last business day of such plan period.

Each employee who continues to be a participant on the last business day of the plan period will be deemed to exercise his or her option at the option price and will be deemed to purchase from the Company the number of full shares of Common Stock that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number of shares determined as set forth above.

Shares may be issued upon exercise of an option from authorized but unissued Common Stock, from treasury shares, or from any other proper source.

Adjustments for Changes Affecting Common Stock

Appropriate adjustments will be made to the number of shares available under the Amended and Restated 1997 Employee Stock Purchase Plan and applicable purchase limitations in the event of a stock split or stock dividend. In the event of any other change affecting Common Stock, adjustments will be made as deemed equitable by our Board of Directors or the Compensation Committee.

In the event of a merger, the proposed sale of all or substantially all of the assets of the Company, or the proposed dissolution or liquidation of the Company during a plan period, our Board of Directors or the Compensation Committee will set a new exercise date before the date of such merger, asset sale, consolidation, dissolution, or liquidation, upon which the plan period will end. Each employee’s option will be automatically exercised on the new exercise date unless the employee withdraws from the offering prior to such date.

Insufficient Shares

In the event that the total number of shares of Common Stock specified in elections to be purchased under any offering period plus the number of shares purchased under previous offering periods under the Amended and Restated 1997 Employee Stock Purchase Plan exceeds the maximum number of shares issuable under the Amended and Restated 1997 Employee Stock Purchase Plan, the Board of Directors or the Compensation Committee will allot the shares then available on a pro rata basis. Any balance remaining in an employee’s payroll deduction account at the end of a plan period due to an insufficiency of shares will be refunded to the employee without interest.

Withdrawal of Funds

An employee may at any time prior to the close of business on the last business day in a plan period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an offering. Partial withdrawals are not permitted. Any employee who withdraws from participation in an offering shall not be permitted to participate in the Amended and Restated 1997 Employee Stock Purchase Plan again until the start of the next plan period.

Rights Not Transferable

Rights under the Amended and Restated 1997 Employee Stock Purchase Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

Amendment or Termination

The Board of Directors may at any time terminate or amend the Amended and Restated 1997 Employee Stock Purchase Plan, provided that no amendment may be made without prior approval of the stockholders of the Company if such approval is required by Section 423 of the Code, and in no event may any amendment be made which would cause the Amended and Restated 1997 Employee Stock Purchase Plan to fail to comply with Section 423 of the Code. Upon termination of the Amended and Restated 1997 Employee Stock Purchase Plan, all amounts in the accounts of participating employees will be promptly refunded.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Amended and Restated 1997 Employee Stock Purchase Plan and with respect to the sale of Common Stock acquired under the Amended and Restated 1997 Employee Stock Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that the Amended and Restated 1997 Employee Stock Purchase Plan is exempt from, or complies with, the rules under Section 409A of the code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

A participant will not have income upon enrolling in the Amended and Restated 1997 Employee Stock Purchase Plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the Amended and Restated 1997 Employee Stock Purchase Plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock at a profit (the sales proceeds exceed the purchase price) more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

●	5% of the value of the stock on the day the offering commenced; and

●	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL SIX

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The ratification of this selection by the Audit Committee is not required under the laws of the State of Delaware, where we are incorporated, but the results of this vote will be considered by the Audit Committee in selecting our independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1984. It is expected that a member of Deloitte & Touche LLP will be present at the annual meeting and have the opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

Our Board of Directors recommends a vote “FOR” the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm by voting “FOR” Proposal SIX.

Principal Accounting Fees and Services

The following table summarizes the fees Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their affiliates, which we collectively refer to as Deloitte & Touche, billed to us for each of the last two fiscal years. The Audit Committee of our Board of Directors believes that the non-audit services described below did not compromise Deloitte & Touche’s independence.

Fee Category	2024	2023
Audit Fees(1)	$1,425,000	$1,350,000
Audit-Related Fees(2)	64,350	44,000
Tax Fees(3)	316,750	292,048
All Other Fees(4)	5,685	13,185
Total Fees	$1,811,785	$1,699,233
(1)	Audit Fees consist of fees for the audit of financial statements, the audit of internal control over financial reporting, the review of the interim financial statements included in quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees includes fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees”.

(3)	The Tax Fees were for tax compliance services, which relate to preparation of original and amended tax returns, and claims for refunds and tax payment-planning services.

(4)	All Other Fees consist of fees for accounting tool subscriptions.

The Audit Committee has determined that the provision of services by Deloitte & Touche LLP described in the preceding paragraphs is compatible with maintaining Deloitte & Touche LLP’s independence. All permissible non-audit services provided by Deloitte & Touche LLP in 2024 were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage an independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our Audit Committee has also delegated to the Chair of our Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the Chair of our Audit Committee pursuant to this delegated authority is reported on at the next meeting of our Audit Committee.

During our 2024 and 2023 fiscal years, 100% of the services provided by Deloitte & Touche were pre-approved in accordance with these policies and procedures.

Audit Committee Report

Our Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2024, and discussed them with our management and our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC.

Our Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024.

By the Audit Committee of the Board of Directors of PC Connection, Inc.:

Jack Ferguson, Chair
Barbara Duckett David Beffa-Negrini

ADDITIONAL INFORMATION

Attending the Annual Meeting

The Annual Meeting will be held in person at our corporate headquarters, 730 Milford Road, Merrimack, NH 03054 on Wednesday, May 14, 2025 at 10:00 a.m. (EDT). Audio webcast capabilities will be available at https://edge.media-server.com/mmc/p/g7u268vv. Teleconference capabilities will also be available at https://register-conf.media-server.com/register/BI446d709603f54a43a99ea08a92fef156.

Although audio webcast and teleconference capabilities will be available in order to enable stockholders who wish to listen to the Annual Meeting to do so without attending the Annual Meeting, stockholders will not be able to vote or revoke a proxy via the audio webcast or teleconference. Therefore, to ensure that your vote is counted at the Annual Meeting, the company encourages its stockholders to vote their shares: over the Internet at the web address included in the Notice of Internet Availability of Proxy Materials and included in the proxy card or voting instruction form (if you received a proxy card or voting instruction form); by telephone through the number included in the proxy card or voting instruction form (if you received a proxy card or voting instruction form); or by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope.

Matters to be Considered at the Annual Meeting

Our Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Householding of Annual Meeting Materials

We have adopted a procedure called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of Internet Availability of Proxy Materials or the printed proxy materials, unless we have received contrary instructions from one or all of such stockholders. This procedure reduces our printing costs and postage fees and is environmentally friendly. We will promptly deliver a separate copy of these documents to you if you write or call us at the following address or phone number: PC Connection, Inc., Attention: Investor Relations, 730 Milford Road, Merrimack, New Hampshire 03054 (603-683-2505). If you and another stockholder of record with whom you share an address wish to receive a separate Notice of Internet Availability of Proxy Materials or separate printed proxy materials, we will promptly deliver them to you if you request them by contacting Computershare by phone or Investor Relations in writing in the same manner described above. Stockholders who participate in householding and who receive printed proxy materials will continue to receive separate proxy cards. If you are a street name stockholder, you can request householding by contacting your bank, broker or other holder of record through which you hold your shares.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to:

PC Connection, Inc.,

Attention: Investor Relations,

730 Milford Road,

Merrimack, New Hampshire 03054

(603-683-2505)

Solicitation of Proxies

All costs of solicitations of proxies will be borne by us. In addition to solicitations by mail, our directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, email, personal interviews and otherwise. We will also request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in this regard.

Deadline for Submission of Stockholder Proposals and Nominations

Proposals of stockholders to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act for the 2026 Annual Meeting of Stockholders must be received by us at our principal office in Merrimack, New Hampshire not later than November 28, 2025, for inclusion in the proxy statement for that meeting.

If a stockholder of our Company who holds less than 40% of the shares of our capital stock issued and outstanding and entitled to vote wishes to otherwise present a proposal (including a nomination) before the 2026 Annual Meeting, such stockholder must give timely notice of such proposal to our Secretary at our principal offices. The required notice must be delivered to or mailed and received at our principal executive offices not later than 60 days prior to the meeting and not earlier than 90 days prior to the meeting. This means that, if the 2026 Annual Meeting is held on the same date as the 2025 Annual Meeting, the notice must be delivered to or mailed and received at our principal executive offices not later than March 15, 2026 nor earlier than February 13, 2026. Notwithstanding the foregoing, if we provide less than 70 days notice or prior public disclosure of the date of the meeting to stockholders, notice by the stockholder or stockholders to be timely must be delivered or mailed to the Secretary not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first.

In addition to satisfying the provisions in our bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than March 15, 2026. If the date of the 2026 Annual Meeting changes by more than 30 calendar days from the date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following public announcement by the Company of the date of the 2026 Annual Meeting.

By Order of the Board of Directors,

Patricia Gallup
Chair of the Board and
Chief Administrative Officer

March 28, 2025

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. STOCKHOLDERS CAN SUBMIT THEIR VOTES OVER THE INTERNET AT THE WEB ADDRESS INCLUDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR VOTING INSTRUCTION FORM. IF YOU RECEIVED A PROXY CARD, YOU CAN SUBMIT YOUR VOTES: OVER THE INTERNET AT THE WEB ADDRESS INCLUDED IN THE PROXY CARD OR VOTING INSTRUCTION FORM; BY TELEPHONE THROUGH THE NUMBER INCLUDED IN THE PROXY CARD OR VOTING INSTRUCTION FORM; OR BY SIGNING AND DATING YOUR PROXY CARD AND MAILING IT IN THE PREPAID AND ADDRESSED ENVELOPE.

Appendix A

AMENDMENT NO. 3 TO

2020 STOCK INCENTIVE PLAN

The 2020 Stock Incentive Plan (the “Plan”) of PC Connection, Inc. is hereby further amended as follows:

1. The first sentence of Section 4(a)(1)(A) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“1,100,000 shares of Common Stock; and.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on February 4, 2025.

AMENDMENT NO. 2 TO

2020 STOCK INCENTIVE PLAN

The 2020 Stock Incentive Plan (the “Plan”) of PC Connection, Inc. is hereby further amended as follows:

1. The first sentence of Section 4(a)(1)(A) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“700,000 shares of Common Stock; and.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on March 6, 2023.

Approved by shareholders on May 17, 2023.

AMENDMENT NO. 1 TO

2020 STOCK INCENTIVE PLAN

The 2020 Stock Incentive Plan (the “Plan”) of PC Connection, Inc. is hereby further amended as follows:

1. The first sentence of Section 4(a)(1)(A) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“450,000 shares of Common Stock; and.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on March 25, 2022.

Approved by shareholders on May 18, 2022.

PC Connection, Inc.

2020 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2020 Stock Incentive Plan (the “Plan”) of PC Connection, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and equity performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”); provided, however, that such other business ventures shall be limited to entities that, where required by Section 409A of the Code, are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (also as defined in Section 7) and Other Stock-Based and Cash-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.	Administration and Delegation
(a)	Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b)	Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c)	Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d)	Awards to Non-Employee Directors. Awards to non-employee directors will be administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Stock Market (“NASDAQ”) Marketplace Rules.
4.	Stock Available for Awards
(a)	Number of Shares; Share Counting.
(1)	Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to a number of shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:
(A)	350,000 shares of Common Stock; and
(B)	such additional number of shares of Common Stock (up to 552,500) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2007 Stock Incentive Plan (the “Existing Plan”) that remain available for grant under the Existing Plan on May 26, 2020, the day that the Existing Plan expires, and the day prior to the date that the Plan is approved by the Company’s stockholders (the “Effective Date”) and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code).

Any or all of the shares of Common Stock available for issuance under the Plan may be awarded in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)	Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimits contained in Section 4(b):
(A)	all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits contained in Section 4(b); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B)	to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;
(C)	if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits contained in Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(D)	shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(E)	shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b)	Sublimits. Subject to adjustment under Section 10, the following sublimits on the number of shares subject to Awards shall apply:
(1)	Per-Participant Limits. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 250,000 per calendar year of the Company. For purposes of the foregoing limit, the combination of an Option in tandem with a Stock Appreciation Right shall be treated as a single Award.
(2)	Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of Awards granted in any fiscal year to any individual non-employee director shall not exceed $500,000; provided, however, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limitation. The Compensation Committee may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances or in the case of regulatory filing fees, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
(c)	Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.
5.	Stock Options.
(a)	General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.
(b)	Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of PC Connection, Inc., any of PC Connection, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)	Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is approved; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
(1)	if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the applicable date; or
(2)	if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the applicable date as reported by an over-the-counter marketplace designated by the Board; or
(3)	if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately following trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d)	Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)	Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic and which may be provided to a third-party equity plan administrator) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)	Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)	in cash or by check, payable to the order of the Company;
(2)	except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)	to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)	to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;
(5)	to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; or
(6)	by any combination of the above permitted forms of payment, to the extent approved by the Board.
(g)	Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.
(h)	No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
(i)	No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.
6.	Stock Appreciation Rights
(a)	General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)	Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
(c)	Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d)	Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e)	Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new

Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.
(f)	No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
(g)	No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.
7.	Restricted Stock; RSUs
(a)	General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered as soon as practicable after the time such Award vests (“RSUs”).
(b)	Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)	Additional Provisions Relating to Restricted Stock.
(1)	Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares or at such other time as the Board shall determine and set forth in the applicable award agreement. No interest will be paid on Unvested Dividends.
(2)	Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d)	Additional Provisions Relating to RSUs.
(1)	Settlement. As soon as practicable after the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

(2)	Voting Rights. A Participant shall have no voting rights with respect to any RSUs.
(3)	Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the applicable award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.
8.	Other Stock-Based and Cash-Based Awards
(a)	General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).
(b)	Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based or Cash-Based Award, including any purchase price applicable thereto.
(c)	Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the applicable award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.
9.	Performance Awards.
(a)	Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).
(b)	Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) net income, (ii) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (iii) operating profit before or after discontinued operations and/or taxes, (iv) sales, (v) sales growth, (vi) earnings growth, (vii) cash flow or cash position, (viii) gross margins, (ix) stock price, (x) market share, (xi) return on sales, assets, equity or investment, (xii) improvement of financial ratings, (xiii) achievement of balance sheet or income statement objectives, (xiv) total shareholder return, or (xv) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of (A) extraordinary items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) such other factors as the Board may determine. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and (z) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Dividends or Dividend Equivalents granted with respect to any Performance Award will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the applicable award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Performance Award with respect to which granted.
(c)	Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the Participant or a change in control of the Company.
10.	Adjustments for Changes in Common Stock and Certain Other Events
(a)	Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)	Reorganization Events.
(1)	Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2)	Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A)	In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the

Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(B)	Notwithstanding the terms of Section 10(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 10(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C)	For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely Common Stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of Common Stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3)	Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards
(a)	Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b)	Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. In the event of any conflict between the terms of any Award agreement and this Plan, this Plan shall govern and control.
(c)	Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.
(d)	Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(e)	Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) related to repricings, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive

Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(f)	Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(g)	Limitations on Vesting. Subject to Section 11(h), and notwithstanding any other provision in the Plan to the contrary, Awards granted under the Plan (other than Cash-Based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) shares of Common Stock delivered in lieu of fully-vested cash awards, and (ii) any additional Awards the Board may grant up to a maximum of five percent (5%) of the maximum number of shares of Common Stock available for the grant of Awards under Section 4(a) of the Plan (and subject to adjustment under Section 10); and, provided, further, that the foregoing restriction does not apply to the Board’s discretion to provide for the accelerated exercisability of vesting of any Award in the terms of the Plan, the Award agreement or otherwise.
(h)	Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
12.	Miscellaneous
(a)	No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)	No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
(c)	Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(d)	Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor 6(e) requiring stockholder approval of any Option or SAR repricing may be amended without stockholder approval; (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e)	Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)	Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g)	Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Appendix B

AMENDMENT NO. 6 TO

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1997 Employee Stock Purchase Plan (the “Plan”) of PC Connection, Inc. is hereby further amended as follows:

1. The last sentence of the first paragraph is hereby deleted in its entirety and the following is inserted in lieu thereof:

“One Million Three Hundred and Fifty-Two Thousand Five Hundred (1,352,500) shares of Common Stock in the aggregate have been reserved for the purpose.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on February 4, 2025.

AMENDMENT NO. 5 TO

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1997 Employee Stock Purchase Plan (the “Plan”) of PC Connection, Inc. is hereby further amended as follows:

1. The last sentence of the first paragraph is hereby deleted in its entirety and the following is inserted in lieu thereof:

“One Million Three Hundred and Two Thousand Five Hundred (1,302,500) shares of Common Stock in the aggregate have been reserved for the purpose.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on March 25, 2022.

Approved by shareholders on May 18, 2022.

AMENDMENT NO. 4 TO

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1997 Employee Stock Purchase Plan (the “Plan”) of PC Connection, Inc. is hereby further amended as follows:

1. The last sentence of the first paragraph is hereby deleted in its entirety and the following is inserted in lieu thereof:

“One Million Two Hundred and Two Thousand Five Hundred (1,202,500) shares of Common Stock in the aggregate have been reserved for the purpose.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on March 28, 2019.

Approved by shareholders on May 22, 2019.

AMENDMENT NO. 3 TO

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1997 Employee Stock Purchase Plan (the “Plan”) of PC Connection, Inc. is hereby further amended as follows:

1. The last sentence of the first paragraph is hereby deleted in its entirety and the following is inserted in lieu thereof:

“One Million One Hundred and Sixty-Two Thousand Five Hundred (1,162,500) shares of Common Stock in the aggregate have been reserved for the purpose.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on February 13, 2018.

Approved by shareholders on May 30, 2018.

AMENDMENT NO. 2 TO

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1997 Employee Stock Purchase Plan (the “Plan”) of PC Connection, Inc. is hereby further amended as follows:

2. The last sentence of the first paragraph is hereby deleted in its entirety and the following is inserted in lieu thereof:

“One Million One Hundred and Thirsty-Seven Thousand Five Hundred (1,137,500) shares of Common Stock in the aggregate have been reserved for the purpose.”

3. Section 5 of the Plan is hereby deleted in its entirety and a new Section 5 is inserted in lieu thereof which reads as follows:

“5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he receives during the Plan Period. In no event may an employee’s total payroll deductions exceed $10,000 (during a six-month Plan Period) or $20,000 (in the case of a one-year Plan Period). The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds (a) $12,500 (during a six-month Plan Period) or (b) $25,000 (in the case of a one-year Plan Period) of the fair market value of such Common Stock (determined as of the last business day of the Plan Period) for each such Plan Period in which the Option is outstanding at any time.”

Adopted by the Board of Directors on March 4, 2015.

Approved by shareholders on May 20, 2015.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

The last sentence of the first paragraph is hereby deleted in its entirety and the following is inserted in lieu thereof:

“One Million Thirty-Seven Thousand Five Hundred (1,037,500) shares of Common Stock in the aggregate have been reserved for the purpose.”

Adopted by the Board of Directors on January 31, 2012.

Amendment approved by shareholders on May 23, 2012

Amended and Restated 1997 Employee Stock Purchase Plan

The purpose of this Plan is to provide eligible employees of PC Connection, Inc., a Delaware corporation (the “Company”), and certain of its U.S. subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), commencing on January 1, 1999. Nine Hundred Thirty-Seven Thousand Five Hundred (937,500) shares of Common Stock in the aggregate have been reserved for this purpose.

1.Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by the Compensation Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, to determine any brokerage and other fees to be paid or subsidized by the Company, and to determine the number of shares in each Offering; its interpretation and decisions with regard thereto shall be final and conclusive.

2.Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a)they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b)they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

(c)they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.Offerings. The Company will make one or more offerings (each, an “Offering”) to employees to purchase shares of Common Stock under this Plan. Offerings will begin each January 1 and July 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month or one-year period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period.

4.Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office, or in any other manner determined to be appropriate by the Board or the Committee (“Appropriate Authorization”), at least ten (10) days prior to the applicable Offering Commencement Date. The Appropriate Authorization will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee notifies the Company of a new Appropriate Authorization or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances, travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions.

5.Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he receives during the Plan Period. In no event may an employee’s total payroll deductions during a calendar year exceed $20,000. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined as of the last business day of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6.Deduction Changes. An employee may increase, decrease or discontinue his or her payroll deduction once during any Plan Period, by effecting a new Appropriate Authorization. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.Interest. Interest will not be paid on any employee accounts.

8.Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. Any employee who withdraws from participation in an Offering shall not be permitted to participate in the Plan again until the start of the next Plan Period.

9.Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $12,500 (in the case of a six-month Plan Period) or $25,000 (in the case of a one-year Plan Period) by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

The purchase price for each share purchased will be 95% of the closing price of the Common Stock on the Exercise Date. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate.

12.Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.

13.Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares reserved for issuance under this Plan, the number of shares issuable in any Offering, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.Merger. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger or consolidation of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation and the holders of the capital stock of the Company immediately prior to such merger continue to hold at least 50% by voting power of the capital stock of the Company) or the proposed dissolution or liquidation of the Company during a Plan Period, the Board or the Committee shall set a new Exercise Date (the “New Exercise Date”) for such Plan Period, and such Plan Period shall end on the New Exercise Date. The New Exercise Date shall be before the date of such asset sale, merger, consolidation, dissolution or liquidation. The Board or the Committee shall send written notice to each employee participating in the Offering for such Plan Period, at least ten business days prior to the New Exercise Date, that the Exercise Date for such Offering has been changed to the New Exercise Date and that the employee’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the employee has withdrawn from such Offering as provided in Section 8 hereof.

17.Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18.Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period due to an insufficiency of shares will be refunded to the employee without interest.

19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21.Governing Law. The Plan shall be governed by New Hampshire law except to the extent that such law is preempted by federal law.

22.Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24.Effective Date and Approval of Shareholders. The Plan shall take effect on January 1, 1999, but is subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Approved by the Board of Directors on April 30, 2009.

Approved by shareholders on June 17, 2009.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V63112-P26704 ! ! ! 01) Patricia Gallup 02) David Beffa-Negrini 03) Jay Bothwick 04) Barbara Duckett 05) Jack Ferguson 06) Gary Kinyon For All Withhold All For All Except For Against Abstain For Against Abstain For Against Abstain ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. To elect six directors to serve until the 2026 Annual Meeting of Stockholders; NOMINEES: PC CONNECTION, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, "3 YEARS" FOR PROPOSAL NO. 3, AND "FOR" PROPOSALS NO. 4, NO. 5, AND NO. 6. 6. To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and 2. To approve, on an advisory basis, the compensation of our named executive officers; 3. To hold an advisory vote on the frequency of future executive compensation advisory votes; 4. To approve an amendment to the Company’s 2020 Stock Incentive Plan increasing the number of shares of common stock authorized for issuance under such plan from 1,252,500 to 1,652,500; 5. To approve an amendment to the Company’s Amended and Restated 1997 Employee Stock Purchase Plan increasing the number of shares of common stock authorized for issuance under such plan from 1,302,500 to 1,352,500; 7. To transact such other business as may properly come before the meeting or any adjournment thereof. Note: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, "3 YEARS" FOR PROPOSAL NO. 3, AND "FOR" PROPOSALS NO. 4, NO. 5, AND NO. 6 AND, AS SAID PROXIES DEEM ADVISABLE, IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. ! ! ! ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain ! ! ! SCAN TO VIEW MATERIALS & VOTEw PC CONNECTION, INC. ATTN: MICHELLE BUCKLAND 730 MILFORD ROAD MERRIMACK, NH 03054 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on May 13, 2025. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on May 13, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V63113-P26704 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card, and Annual Report to Stockholders for the year ended December 31, 2024 are available at http://ir.connection.com/financials/annual-reports-and-proxy ANNUAL MEETING OF STOCKHOLDERS OF PC CONNECTION, INC. May 14, 2025 10:00 AM EDT Please sign, date, and mail your proxy card in the envelope provided as soon as possible. PC CONNECTION, INC. ANNUAL MEETING OF STOCKHOLDERS To be held on May 14, 2025 at 10:00 A.M. EDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned, revoking all prior proxies, hereby appoints Patricia Gallup with full power of substitution, as proxy (the "Proxy") to represent and vote as designated hereon all shares of stock of PC Connection, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2025 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 14, 2025 at 10:00 a.m. EDT, at PC Connection, Inc. 730 Milford Road Merrimack, NH 03054. or any adjournment thereof, with respect to the matters set forth on the reverse side hereof and, in their discretion, upon any other matters which may properly come before the Annual Meeting. PLEASE FILL IN, SIGN, DATE, AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE